Submitted to the Securities and Exchange Commission on September 16, 2022

Registration No.: 024-11961

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1 to

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

SOFTWARE EFFECTIVE SOLUTIONS CORP.

(Exact name of issuer as specified in its charter)

Louisiana

(State or other jurisdiction of incorporation or organization)

6500 River Place Blvd, Building 7,

Suite 250

Austin, TX 78730

+1 512-554-3736

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Matthew McMurdo, Esq.

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (917) 318-2865

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7371	87-2005243
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission.

i

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR September 16, 2022, SUBJECT TO COMPLETION

SOFTWARE EFFECTIVE SOLUTIONS CORP.

MAXIMUM OFFERING AMOUNT:

125,000,000 shares of Common Stock

This is our public offering (the “Offering”) of securities of Software Effective Solutions, Corp. (formerly known as Gulf Stream Petroleum Exchange, Inc.), a Louisiana corporation (the “Company”). We are offering a maximum of 125,000,000 shares (the “Maximum Offering”) of one share of common stock, par value $0.001 (a “Common Stock”).

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Price to Public(1)	Underwriting Discount and Commissions		Proceeds to the Company(2)
Shares of:
Common Share	125,000,000	$0.04		$0.00	$5,000,000
Total Maximum Offering (3)	125,000,000	$5,000,000	$	N/A	$5,000,000

1)All amounts in this chart and circular are in U.S. dollars unless otherwise indicated.

(2)The Shares of Common Stock being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 1 offerings and are only being issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. The Total Maximum Offering amounts include the aggregate price of $5,000,000.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 15 of the offering circular for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

6500 River Place Blvd, Building 7, Suite 250

Austin, TX 78730

+1 512-554-3736

c/o Matthew McMurdo, Esq.

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (917) 318-2865

We hereby amend this offering circular (“Offering Circular”) on such date or dates as may be necessary to delay our effective date until this Offering circular shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

SUMMARY

Software Effective Solutions Corp is a Louisiana company. It was originally incorporated in 1999.

Software Effective Solutions Corp, (“the Company) acquired all of the equity of MedCana, Inc., a Nevada corporation, on October 25, 2021, pursuant to an agreement and plan of exchange (the “Agreement”), attached hereto as Exhibit 2F.

The Company has performed a share exchange on October 15, 2021, and registered with the Louisiana state, identified as SHAREX # 44662623.

MedCana, Inc. (Nevada) owns assets in Nevada, and also in the country of Columbia. The Nevada assets are computer software and hardware, and also databases and webservers hosted in the United States.  The Columbian assets are 5 businesses; each business owns 3 Colombian (federally issued) territorial-based licenses that permit cultivation and food/pharmaceutical processing of cannabis, for a total of 15 licenses. The licenses are legal permits that have monetary value. The value is based on two criteria: 1) the actual cost of owning the license (and also based on the purchase price of the licenses itself), and 2) the license grants the usage of land specified within the contract license, which is worth of the future farm yields (crop yields) that have a market value at the time of harvesting and reselling the crop.

TOKAN Corporation sold its software and hardware assets, and Intellectual Property assets, to the Company for 63,000,000 shares of common stock of the Company.  The agreement was made on August 15, 2021 shares. This constitutes approximately 63% of the total issued and outstanding common shares.  The software and hardware, and Intellectual Property assets are the most important assets for the Company because it will persist and be constantly upgraded to the most modern technology, and compete with other software/hardware systems.

MedCana, Inc.’s Columbian assets, which shall be used to supplement the Company’s software, include 5 businesses, located in the country of Colombia. Each of these 5 businesses hold (own) 3 Colombian (federally issued) territorial-based licenses that permit cultivation and food/pharmaceutical processing of cannabis. The total number of licenses is 15 (fifteen) altogether.

The licenses are legal permits that have monetary value. The value is based on two criteria: 1) the actual cost of owning the license (and also based on the purchase price of the licenses itself), and 2) the license grants the usage of land specified within the contract license, which is worth of the future farm yields (crop yields) that have a market value at the time of harvesting and reselling the crop.

Software Effective Solutions Corp., the publicly traded company, acquired MedCana, Inc. on October 25, 2021, pursuant to the Agreement, and therefore owns the assets of MedCana, Inc.

Software Effective Solutions acquired MedCana, Inc., because it has decided to use its software in the Cannabis farming/cultivation business, and found the opportunity, where MedCana, Inc. agreed to be acquired for Software Effective Solutions Corp.’s debt.

Software Effective Solutions Corp. has administratively merged MedCana, Inc. by filing a share exchange agreement, in accordance with the provisions of Article 10.03 of the Act and the provisions of the La. Rev. Stat. 12:1360(B)(2).

Software Effective Solutions Corp. has agreed to use its best efforts to grow cannibus and produce CBD oil so that it can build the software, required by USA and Canadian Law, and MedCana’s 5 businesses, and seek financing for expansion.

This Reg. 1-A submission is the Company’s notice to the public that it seeks to raise $5,000,000 for maintaining a) develop high quality software and hardware systems for world wide reselling of its seed-to-store inventory and sales of cannabis, and b) maintain and improve the 5 businesses and their 15 licenses, and to grow the farming/cultivation, which will increase the likelihood of sales.

The Company expects that it will develop the software/hardware/Intellectual Property for its own private use at first, so that it can test the robustness of the software.  After thorough testing and software upgrades, it will aspire to add unique features that will make it enticing for other cannabis vendors to use the software, and so we aim to sell them the software/hardware.

The options of how we sell the software/hardware system have been contemplated:

Product offering

1.Sell companies or individuals the software and hardware as a package, contained in a Virtual Machine, so that they can host it onto their own servers. The Company will send a Virtual Machine file, which is compatible with the most popular Virtual Machine engines - Docker, Amazon Web Servers Containers, VMWare, or Virtual Box.

2.Alternatively, we can offer a 24/7 online subscription model, which requires us to give them an APP, such as an application that interfaces with our main servers, as a client/server model.  It is also known as a SaaS (software as a service), which means that we will give them a subscription based model of paying for the usage of our software.  Integration will be seamless to them, but more complex for the Company to perform because the Company would have to anticipate all of the permutations that a typical cannabis dispensary company, pharmaceutical company, cannabis reseller, would need in order for it to be useful for them.

The sales are anticipated to be segmented into 2 business verticals: 1) software/hardware/intellectual property, and 2)  physical sale of crop yields to local and international buyers.  Because the software/hardware requires a ramp up period versus the physical farming is simpler, the first product anticipated to provide sales is #2, which is the Cannabis plant material.  For the longevity of revenues, we expect it to pivot to #1, which is the software/hardware SaaS offering.

Our original business plan is Content Management Systems, CMS.  And we are not deviating from this business plan. We are still aiming to be a software/hardware/IP company, and our extra land assets in Colombia aim to give us revenue, which we will send its profits to the farming and to the American software/hardware.

The subscriber-based product offerings brought forth are Software as a Service (SaaS) subscription models (recurring revenue model). Specifically the Company has identified the need for reliable Inventory Tracking Services for the growing Marijuana Dispensary and Cannabis Derivative sector. The reason for choosing the Marijuana Dispensary and Cannabis Derivative Inventory Tracking System is because: A) There are numerous public companies that are selling these products and may need the expertise of tracking their items. B) Having clients that are publicly traded adds legitimacy and has advantageous marketing aspects. And C) We have a good working knowledge of how and where the hosting servers are domiciled, in order to abide by all regulations set forth upon the industry, so that the Company can help these marijuana start-up businesses be compliant.

The Company has programming expertise and knowledge to execute and code the software lifecycle and relevant use-cases, to make a viable SaaS platform for vendors of Cannabis, growers of Cannabis, and related hardware vendors, in order to track their products. (This is known in the industry as Seed to Store tracking).The Company has reserved the domains that are appropriate for the product. __________________________________ will serve as portals for these SaaS offerings. The Company has chosen Amazon.com’s AWS hosting to be the prime hosting vendor for this project because it has geographical load balancing and can abide by the appropriate jurisdictions that then legally serve its content to our clients.

The Business Plan, and Software Plan

Software / Hardware / IP Offering

The Software/Hardware/IP constitutes about 60% of the Company’s focus.  Upon clinical research, the cannabis industry is fragmented due to various software that vendors use, and a lack of integration.  This is analogous to how accounting software companies in the 1990’s aimed to be the leader, and then they all distilled down via takeovers and buyouts, to only 3 big vendors in the early 2010’s - Simply Accounting, Quickbooks, and Sage.

The figure below shows how fragmented the cannabis software industry is currently. We anticipate that it will be distilled to 3 leaders.

CANNATECH ECOSYSTEM STACK

420MSP

Seed-to-Sale
- Helix BioTrack
- APG Cash Drawer
- BLAZE
- LeafLogix
- CannaPoint
- odoo
- Dauntless
- Ommpos
- Fishbowl
- soro
- flourish
- TREEZ
- growflow
- TRYM
- KLER CORP
- Viridian Sciences
- KlickTrack
- ZUNA

Integrator
- AKERNA
- HEARTLAND
- Bloomstack
- HERBL

Analytics
- BDSA
- BudTender
- EQUINOX Technology Partners
- FastSensor
- HEADSET
- New Frontier
- RipeMetrics
- peridot
- Purple Fog Enterprises

Ordering Solutions
- Bud·bytes
- Leafly
- blueyellow
- olla
- dutchie
- stemless
- Jane
- Stickyleaf

Infrastructure
- Confident Cannabis
- HIKVISION
- MARCH networks
- Deep Sentinel
- star
- elo
- VIGILIX
- Growtronix
- ZEBRA

Ad Tech
- Fyllo
- Surfside
- Enlighten
- ETALFAST

Financial Services
- dama Financial
- LENDICA
- leaflink
- Hypur
- TruHarbor
- spence

Point-of-Sale
- Adilas420
- MEADOW
- POSaBIT
- PROTEUS420
- CUMMINS ALLISON
- Retail Management HERO
- flowhub
- greenbits
- RCS
- IndicaOnline
- webjoint

Compliance
- CANNVEYA
- metrc
- MJ FREEWAY

Distribution
- ETALFAST
- distru
- blackbird
- INDUS Holdings Inc
- BlueStar
- NABIS
- DELTA9 Systems
- Rocky Mountain Business Products RMBP

Education/Training/Incentive
- big Best in Grow
- LUCID
- Green Flower
- MJ Hybrid Solutions
- LEARN Brands
- toptender
- Zol Train

Listing Aggregator
- PotGuide.com
- weedmaps
- W

Marketplace
- kush
- leaf.trade
- Proper

Loyalty, Messaging, Wallet Solutions
- ALPINE IQ
- dataowl
- happy cabbage Analytics
- springbig
- Sprout

Digital Signage
- The Peak Beyond
- ENLIGHTEN
- GreenScreens

Platform for Cannabis Operators

Our powerful, easy-to-use software connects your production, sales, accounting and executive teams in a centralized platform to help streamline your supply chain and keep you compliant with state regulations.

Manufacturing

Keep your finished goods and components in sync with product assembly and waste tracking.

Distribution

Create and fulfill orders across multiple warehouses with ease.

CRM

Manage your relationships with vendors and retailers, manage tasks, and track all activity.

v

Order Management

Create orders, invoices and shipments, managing A/P and A/R every step of the way international payment processing.

Inventory

Track and audit your live inventory levels, packages, and batches in one place.

Testing

Easily track and retrieve test results.

Software Competitors (Competition among the Software sector):

www.groweriq.com

Cannabis software and business solution covers the requirements of compliant seed-to-sale tracking and data reporting in every state. Tracking and reporting tools customized to your jurisdiction’s regulations,

https://www.workwave.com/cannabis-delivery-software/

Complete seed to delivery software with logistics tracking.

https://www.biotrack.com/

Tracking and reporting tools customized to your jurisdiction’s regulations, plus tons of extra features to help you operate every aspect of your licensed cannabis business including comprehensive reports, data-driven marketing tools, integrated hardware for minimal data entry, and customizable workflows

https://www.kler.io/logistics

Visibility into operations promotes effective management of the product lifecycle.

From inventory control to distribution, KLER provides solutions to ease inventory management and shipping compliance.

KLER equips you to manage everything from order acquisition to product destination via a robust software platform. The result is better accuracy and efficiency, and more streamlined processes.

Our Software Offering is Unique:

We provide Cannabis/CBD seed to delivery software in the USA, Canada and Internationally.  Our software provides, tracking, logistics, compliance, and payment processing. We employ software engineers in the USA and Canada this is our primary business. We look to have farming operations outside the USA and Canada. Our goal is to offer end to end customer software, logistics and product supply

Our business goals for the software are:

•Make English language software. And brand our software to be the “cutting edge” and most user friendly cannabis software in the world.

•Make money from our Colombian assets to expand our software offerings: Expand quickly to become one of the largest, if not the largest, diversified growth, certified processing, and exporting operation in Colombia.

•Create unique patentable products (or even farming processes if we come across a reproducible technique) through our research and development actions.

•Create a recognizable brand that is synonymous to good quality and good reputation.

•Create globally certified pharmaceutical grade extracts, if we are able to make connections with pharmacologists and laboratories.

•Use our own software and advertise how well our software is.

The Colombian assets will help us grow our software offering. We have a solid physical asset, and there are limitations on its yield. However, if those profits are reinvested into software, the Return on Investment (ROI) and EPS will be much higher if we stay the course of maintaining as a software company.

The plan for our Colombian assets

Our Assets in Colombia aim to provide profit which will go into the software/hardware offering.

Software Effective Solutions Corp., the Company, via its MedCana, Inc. acquisition, has secured five businesses with three licenses each. Business #1 intends to administrate all of the shipping and movement of product for Businesses #2, #3,#4, and #5. Business #2 intends to to produce with THC, Business #3 intends to produce products without THC; Business #4 is to process cannabis, and Business #5 is to sell the products. total of 15 licenses.  The companies are located in the city of Marinilla in Colombia.

The licenses granted/issued by Colombia allow for various activities, which include general handling of cannabis, growing of the plant, and processing of the crop year, ergo why 3 licenses are required for each business.

The five businesses are named and have been registered in the country of Colombia. They are named:

1.REMEDIUM S.A.S, ROYAL

2.CANNABIS DE COLOMBIA S.A.S

3.CANNEHEALTH BUSINESS S.A.S

4.VITAL CANNABIS S.A.S

5.CANNABICOLOMBIA GROUP S.A.S

The following table is the specification of the land size, crop, and plant varietal that each business can perform:

Business	Location	AREA M2	Area Acres	Type of Crop	Variety
REMEDIUM S.A.S	Marinilla	88,350	21.83	Greenhouse	THC/Non THC
		30,551	7.55	Open air	Non THC

ROYAL CANNABIS DE COLOMBIA S.A.S	Marinilla	20,457	5.06	Greenhouse	THC/Non THC
		108,299	26.76	Open air	Non THC

CANNEHEALTH BUSINESS S.A.S	Marinilla	90,000	22.24	Greenhouse	THC/Non THC
			-
VITAL CANNABIS S.A.S	Marinilla	30,527	7.54	Greenhouse	THC/Non THC
			-
CANNABICOLOMBIA GROUP S.A.S	Marinilla	40,000	9.88	Greenhouse	THC/Non THC
			-
Total		408,184	100.86

The milestones for fulfilling the goals of the Company are as follows:

1)Use money/proceeds from the Reg A, and also use profit from the physical farming in Colombia, to pay for programming work on this hardware/software/IP

2)Patent the IP

3)Resell the software as a service to vendors, and give them excellent pricing

4)Reinvest in the software to provide more features as the funding permits.

5)Deploy the best features that are needed for each vertical in the cannabis industry, onto a SaaS platform, and launch it for all of our customers.

6)Make the software and hardware easy to use and simple, and make it intuitive.

7)Get more revenues through higher sales.

8)Repeat steps 3 through 7

2022 CannaTech Ecosystem Stack

tcg THE CANNATECH GROUP

tcg THE CANNATECH GROUP

Seed-to-Sale

- 365 Cannabis (An Akerna Company)
- LeafLogix
- ampleorganics
- MJ PLATFORM (Powered by Akerna)
- Helix BioTrack
- odoo
- BLAZE
- OMMPOS
- brytemap
- canix
- Quantumleaf
- soro (Better Cannabis Business)
- TREEZ
- DAUNTLESS
- trellis (An Akerna Company)
- Fishbowl
- TRYM
- KLER CORP
- VIRIDIAN SCIENCES (An Akerna Company)
- KLICKTRACK
- ZUNA

Integrator And Work Flow Management

- AKERNA
- Bloomstack
- elevated signals
- HEARTLAND
- odesso
- HERBL
- regrow
- savant
- POSRG
- STRIMO

Analytics

- BDSA
- BudTender
- Cannabis Big Data
- EQUINOX Technology Partners
- FastSensor
- greendata.ai
- happy cabbage analytics
- HEADSET
- meristemotix
- mj analytics (An Akerna Company)
- New Frontier data
- RipeMetrics
- Standard Insights
- The Peak Beyond

Infrastructure

- APG Cash Drawer
- Arbré Technologies
- Barcodes
- brother at your side
- CIMA
- Co-Be
- Deep Sentinel
- elo
- Flourish
- Growtronix
- HIKVISION
- HUB Connect
- MARCH networks
- SII
- SMARTtill by APG Cash Drawer
- Specialty Tag & Label, Inc.
- star
- VIGILIX
- ZEBRA

Ordering Solutions

- blackbird
- blueyellow
- bud·bytes
- dutchie
- Jane
- MENU MONSTER
- olla
- peridot
- Stickyleaf
- STICKYGUIDE

Financial Services

- abaca
- aeropay
- alpharoot
- dama FINANCIAL
- GREEN CHECK
- Hypur
- LENDICA
- PAYWANA
- POSaBIT
- Solvent
- spence (The Kindest Way to Pay)
- TruHarbor

Point-of-Sale

- Adilas420
- CANNAPOINT
- COVA
- CUMMINS ALLISON
- flowhub
- greenbits
- growflow
- IndicaOnline
- KORONA
- MEADOW
- mj retail (An Akerna Company)
- POS PORTAL
- PROTEUS420
- RCS
- Retail Management HERO
- Sweed
- webjoint

Digital Marketing and Signage

- DIVVY
- GREENLINE BDC
- ping
- GreenScreens

Compliance

- CANNVEYA
- metrc
- RMCC
- LEAF Data Systems (An Akerna Company)
- MJ FREEWAY

Marketplace

- kush
- leaf.trade
- Proper

Listing Aggregator

- Leafly
- PotGuide.com
- weedmaps

Ad Tech

- ENLIGHTEN AdSuite
- FOOT TRAFFIK
- Fyllo
- HECKLER BRANDING (Brand Names and Corporate Identity)
- Surfside

Distribution

- BlueStar
- INDUS HOLDINGS, INC.
- DELTA9 SYSTEMS
- leaflink
- distru
- NABIS
- Rocky Mountain Business Products RMBP

Education/Training/Incentive

- eventhi
- LUCID
- big BEST IN GROW
- MJ HYBRID SOLUTIONS
- GREEN FLOWER
- toptender
- LEARN BRANDS
- Zol Train

Loyalty, Messaging, Wallet Solutions

- ALPINE IQ
- stemless
- dataowl
- topmango
- springbig
- Sprout
- TokeIn

Kiosk

- cocoon TECHNOLOGY
- seed technology

Software Competitors (Competition among the Software sector):

www.groweriq.com

Cannabis software and business solution covers the requirements of compliant seed-to-sale tracking and data reporting in every state. Tracking and reporting tools customized to your jurisdiction’s regulations,

https://www.workwave.com/cannabis-delivery-software/

Complete seed to delivery software with logistics tracking.

https://www.biotrack.com/

Tracking and reporting tools customized to your jurisdiction’s regulations, plus tons of extra features to help you operate every aspect of your licensed cannabis business including comprehensive reports, data-driven marketing tools, integrated hardware for minimal data entry, and customizable workflows

https://www.kler.io/logistics

Visibility into operations promotes effective management of the product lifecycle.

From inventory control to distribution, KLER provides solutions to ease inventory management and shipping compliance.

KLER equips you to manage everything from order acquisition to product destination via a robust software platform. The result is better accuracy and efficiency, and more streamlined processes.

Our Software Offering is Unique:

We provide Cannabis/CBD seed to delivery software in the USA, Canada and Internationally.  Our software provides, tracking, logistics, compliance, and payment processing. We employ software engineers in the USA and Canada this is our primary business. We look to have farming operations outside the USA and Canada. Our goal is to offer end to end customer software, logistics and product supply

There are numerous Cannabis farming and cultivation companies which are listed on the Nasdaq.  But there are no Nasdaq listed companies that solely focus on cannabis software and hardware offerings. We believe that we will be the pioneer of this sector that is a public company.

The software/hardware/IP offering and plan:

Software companies are based on the intellectual property and the projected revenues that they can garner from their target customer base. The customer base is listed as follows:

1)Vendors that wish to sell cannabis (dispensaries)

2)Pharmaceutical companies that want to buy cannabis/THC for further R&D and processing

3)Farming sales

4)Communications for regulatory bodies that oversee the tracking of the cannabis (seed-to-store)

5)Quality control companies that regulate or oversee farming quality, soil, worker health

6)Contact tracing and handling of the materials

7)Inventory and hardware purchase for the farms, dispensary, R&D, processing plants, laboratories

8)Ecommerce sales of processed and unrefined cannabis

The exhibit below show the estimated mobilization of our resources commensurate of fulfilling our financing goal:

Launch Vitalibis eCommerce
Secure Financing
Hire Key Resources
Create Branding, Marketing Materials & Messaging
Execute Pre-Launch Campaigns
Develop Technology
Develop Products (CBD oils / personal care / nutrition)
August
September
October
November
December
January

Use of funds:

The use of funds is separated between our software component, and our physical farming component. The physical farming component will generate revenue to ultimately be invested into the software/technology

Technology use of funds:

•Development and Support: $250K

•-Product Development & Inventory: $350K

•-Marketing: $500K

•-Legal / Operations: $300K

•-Resources: $600K

-Hiring qualified staff and programmers: $600k

•Total: Technology funding requirement: $2.6MM

x

Farming use of funds:

•Building a suitable facility for farming and cultivation, which includes security: $1MM

•Reinvesting in the farm land for future yields: $500k

•Transportation of key individuals and for farm: $400k

•Logistics tracking of the product, which will in turn become data for the Technology software: $300k

•Colombian License maintenance and renewal: $200k

Total farming and R&D funding requirement: $2.4MM

Total funding requirement: $5.0MM

The Global Cannabis Industry

The global cannabis market is growing at a 28% compound annual growth rate (CAGR) and projected to reach $120,000,000,000 by 2027 globally.

The Company, via its acquisition, Medcana, Inc., wants to focus is on selling products in Colombia, the United States (CBD only), the European Union (“EU”), Australia and Mexico; and if there is a successful revenue stream from those targets, it will want to expand to other Latin American countries, Canada, subject to regulatory conditions and import requirements in such countries.

The Company’s product lines (physical).

Software Effective Solutions Corp. has recently acquired MedCana, Inc., a for-profit corporation; and aims to build one of the most advanced cannabis growing and processing laboratories in Colombia. Our goal is to produce pharmaceutical-grade cannabis extracts worldwide while maintaining high ecological standards and community investment. MedCana, Inc. plans to start its sales in the country Colombia and within Colombia, want to create partnerships with laboratories, research facilities, and hospitals so that the Company can manufacture or resell resulting product.

Our Mission

Our mission is to supply superior raw plant products, supply processed plant products, and thirdly use our products with Colombian and American partners to perform new end-consumer and pharmaceutical grade plant extracts.

The Company will use the current information data to determine the best farming decisions for the best yields: a) weather, b) current AI and computer and farming technology, and c) staff that know the soil and farming, and d) local knowledge of how to best negotiate the sales of the farm crop.

Our business goals are:

•Expand quickly to become one of the largest, if not the largest, diversified growth, certified processing, and exporting operation in Colombia.

•Create unique patentable products (or even farming processes if we come across a reproducible technique) through our research and development actions.

•Create a recognizable brand that is synonymous to good quality and good reputation.

•Create globally certified pharmaceutical grade extracts, if we are able to make connections with pharmacologists and laboratories.

THE OFFERING

Software Effective Solutions, Corp. a Louisiana corporation (herein referred to as “we,” “us,” “our,” “SFWJ” and the “Company”) is a company focused on acquiring and developing foreign companies that it can produce, process and export pharmaceutical grade extracts of cannabis and other plant products.

We are offering a maximum of 125,000,000 shares (the “Maximum Offering”) of common stock, par value $0.001 (“Common Stock”). The Shares of Common Stock are being offered at a purchase price of $0.04 USD per Unit on a “best efforts” basis.

The minimum investment established for each investor is $1,000 unless such minimum is waived by the Company in its sole discretion.

Shares offered by the Company will be sold through the Company’s executive officers and directors on a best-efforts basis. We may also engage sales agents licensed through the Financial Industry Regulatory Authority (“FINRA”) and pay such agents cash and/or stock-based compensation, which will be announced through a supplement to this Offering Circular.

This Offering will terminate on the earlier of (i) one (1) year from the initial qualification date; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). This will be a continuous offering which commences within two calendar days after the qualification date, will be offered on a continuous basis, may continue to be offered for a period in excess of 30 days from the date of initial qualification, and will be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. See “Description of Securities” beginning on page 27 for a discussion of certain items required by Item 14 of Part II of Form 1-A.

We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Units as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

There is no escrow established for this Offering.

Our common stock is not listed on any national securities exchange or the Nasdaq stock market. However, our stock is quoted on the OTC Market’s OTC Pink under the symbol “SFWJ”. While our common stock is listed the OTC Markets, there has been limited trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is being made pursuant to Tier 1 of Regulation A (Regulation A Plus), following the Form 1-A Offering Circular disclosure format for smaller reporting companies. We qualify as an “emerging growth company” as defined in the Jumpstart our Business Start-ups Act (“JOBS Act”).

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY UNITS OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY UNITS IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular, nor any sale, or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “SFWJ,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of our subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

SUMMARY OF RISK FACTORS

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•Our ability to effectively execute our business plan, including without limitation our ability to fully develop our App, business model, products, and service offerings, and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate;

•Our ability to manage our research, development, expansion, growth and operating expenses;

•Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings;

•Our ability to compete, directly and indirectly, and succeed in our industry;

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

OFFERING SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

THE OFFERING

Securities offered by us	A maximum of 125,000,000 Common Shares in the Company at an offering price of $0.04 USD per share.

Common Stock outstanding before the Offering	374,997,308 Common Shares (based on number of Common Shares outstanding as of July 27, 2022).

Market for Common Stock	Our common stock is quoted on the OTC- PINK under the symbol “SFWJ.”

Offering

The Company intends for this to be a continuous offering which commence within two calendar days after the qualification date, will be offered on a continuous basis, may continue to be offered for a period in excess of 30 days from the date of initial qualification, and will be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date.

Minimum Investment	$1,000

THE COMPANY

Principal Business of the Company

Software Effective Solutions Corp is a Louisiana corporation. It was originally incorporated in 1999. Software Effective Solutions Corp, (“the Company) has acquired a US company named MedCana, Inc., a Nevada corporation in 2021. The Company has performed a share exchange between itself and MedCana Inc. on October 15, 2021, and registered with the Louisiana state, identified as SHAREX # 44662623.

MedCana, Inc. (Nevada) owns assets in Nevada in Colombia. The Nevada assets are computer software and hardware, and also databases and webservers hosted in the United States.  The Colombian assets are 5 businesses; each business owns 3 Colombian (federally issued) territorial-based licenses that permit cultivation and food/pharmaceutical processing of cannabis, for a total of 15 licenses. The licenses are legal permits that have monetary value. The value is based on two criteria: 1) the actual cost of owning the license (and also based on the purchase price of the licenses itself), and 2) the license grants the usage of land specified within the contract license, which is worth of the future farm yields (crop yields) that have a market value at the time of harvesting and reselling the crop.

TOKAN Corporation sold its software and hardware assets, and Intellectual Property assets, to the Company for 63,000,000 shares of common stock of the Company.  The agreement was made on August 15, 2021. This constitutes approximately 63% of the total issued and outstanding common shares.  The software and hardware, and Intellectual Property assets are the most important assets for the Company because it will persist and be constantly upgraded to the most modern technology, and compete with other software/hardware systems.

Software Effective Solutions Corp, (“the Company”) acquired all of the equity of MedCana, Inc., a Nevada corporation on October 25, 2021 pursuant to an agreement and plan of exchange (the “Agreement”), attached hereto as Exhibit 2F.

MedCana, Inc., an American company, and its assets comprise of the mentioned (above) 5 Colombian business, and their 15 Colombian issued cannabis farming licenses.

Software Effective Solutions Corp., the publicly traded company, acquired MedCana, Inc., and therefore owns the assets of MedCana, Inc. and the hardware/software company, ___________.

Software Effective Solutions acquired MedCana, Inc., because it has decided to utilize its software in the Cannabis farming/cultivation business, and found the opportunity, where MedCana, Inc. agreed to be acquired for Software Effective Solutions Corp.’s debt. See the agreement attached as Exhibit 10A.

Software Effective Solutions Corp. has administratively merged MedCana, Inc. by filing a share exchange agreement, in accordance with the provisions of Article 10.03 of the Act and the provisions of the La. Rev. Stat. 12:1360(B)(2).

Software Effective Solutions Corp. has agreed to use its best efforts to grow _____________ so that it can build the software, required by USA and Canadian Law, and MedCana’s 5 businesses, and seek financing for expansion.

This Reg. 1-A submission is the Company’s notice to the public that it seeks to raise $5,000,000 for maintaining a) develop high quality software and hardware systems for world wide reselling of its seed-to-store inventory and sales of cannabis, and b) maintain and improve the 5 businesses and their 15 licenses, and to grow the farming/cultivation, which will increase the likelihood of sales.

The Company expects that it will develop the software/hardware/Intellectual Property for its own private use at first, so that it can test the robustness of the software.  After thorough testing and software upgrades, it will aspire to add unique features that will make it enticing for other cannabis vendors to use the software, and so we aim to sell them the software/hardware.

The options of how we sell the software/hardware system have been contemplated:

Product offering:

1.Sell customers our software and hardware as a package, contained in a Virtual Machine, so that they can host it onto their own servers. The Company will send a Virtual Machine file, which is compatible with the most popular Virtual Machine engines - Docker, Amazon Web Servers Containers, VMWare, or Virtual Box.

2.Alternatively, we can offer a 24/7 online subscription model, which requires us to give them an APP, such as an application that interfaces with our main servers, as a client/server model.  It is also known as a SaaS (software as a service), which means that we will give them a subscription based model of paying for the usage of our software.  Integration will be seamless to them, but more complex for the Company to perform because the Company would have to anticipate all of the permutations that a typical cannabis dispensary company, pharmaceutical company, cannabis reseller, would need in order for it to be useful for them.

The sales are anticipated to be segmented into two business verticals: 1) software/hardware/intellectual property, and 2)  physical sale of crop yields to local and international buyers.  Because the software/hardware requires a ramp up period versus the physical farming is simpler, the first product anticipated to provide sales is #2, which is the Cannabis plant material.  For the longevity of revenues, we expect it to pivot to #1, which is the software/hardware SaaS offering.

Our original business plan is Content Management Systems, CMS.  And we are not deviating from this business plan. We are still aiming to be a software/hardware/IP company, and our extra land assets in Colombia aim to give us revenue, which we will send its profits to the farming and to the American software/hardware.

The subscriber-based product offerings brought forth are Software as a Service (SaaS) subscription models (recurring revenue model). Specifically the Company has identified the need for reliable Inventory Tracking Services for the growing Marijuana Dispensary and Cannabis Derivative sector. The reason for choosing the Marijuana Dispensary and Cannabis Derivative Inventory Tracking System is because: A) There are numerous public companies that are selling these products and may need the expertise of tracking their items. B) Having clients that are publicly traded adds legitimacy and has advantageous marketing aspects. And C) We have a good working knowledge of how and where the hosting servers are domiciled, in order to abide by all regulations set forth upon the industry, so that the Company can help these marijuana start-up businesses be compliant.

The Company has programming expertise and knowledge to execute and code the software lifecycle and relevant use-cases, to make a viable SaaS platform for vendors of Cannabis, growers of Cannabis, and related hardware vendors, in order to track their products. (This is known in the industry as Seed to Store tracking).The Company has reserved the domains that are appropriate for the product. __________________________________ will serve as portals for these SaaS offerings. The Company has chosen Amazon.com’s AWS hosting to be the prime hosting vendor for this project because it has geographical load balancing and can abide by the appropriate jurisdictions that then legally serve it’s content to our clients.

The Plan

Software / Hardware / IP Offering

The Software/Hardware/IP constitutes about 60% of the Company’s focus.  Upon clinical research, the cannabis industry is fragmented due to various software that vendors use, and a lack of integration.  This is analogous to how accounting software companies in the 1990’s aimed to be the leader, and then they all distilled down via takeovers and buyouts, to only 3 big vendors in the early 2010’s - Simply Accounting, Quickbooks, and Sage.

The figure below shows how fragmented the cannabis software industry is currently. We anticipate that it will be distilled to 3 leaders.

Our business goals are:

•Make English language software. And brand our software to be the “cutting edge” and most user friendly cannabis software in the world.

•Make money from our Colombian assets to expand our software offerings: Expand quickly to become one of the largest, if not the largest, diversified growth, certified processing, and exporting operation in Colombia.

•Create unique patentable products (or even farming processes if we come across a reproducible technique) through our research and development actions.

•Create a recognizable brand that is synonymous to good quality and good reputation.

•Create globally certified pharmaceutical grade extracts, if we are able to make connections with pharmacologists and laboratories.

•Use our own software and advertise how well our software is.

The Colombian assets will help us grow our software offering. We have a solid physical asset, and there are limitations on its yield. However if those profits are reinvested into software, the Return on Investment (ROI) and EPS will be much higher if we stay the course of maintaining as a software company.

The plan for our Colombian assets

Our Assets in Colombia aim to provide profit which will go into the software/hardware offering.

Software Effective Solutions Corp., the Company, via its MedCana, Inc. acquisition, has secured five businesses with three licenses each. Business #1 intends to administrate all of the shipping and movement of product for Businesses #2, #3,#4, and #5. Business #2 intends to to produce with THC, Business #3 intends to produce products without THC; Business #4 is to process cannabis, and Business #5 is to sell the products. total of 15 licenses.  The companies are located in the city of Marinilla in Colombia.

The licenses granted/issued by Colombia allow for various activities, which include general handling of cannabis, growing of the plant, and processing of the crop year, ergo why 3 licenses are required for each business.

The five businesses are named and have been registered in the country of Colombia. They are named:

1.REMEDIUM S.A.S, ROYAL

2.CANNABIS DE COLOMBIA S.A.S

3.CANNEHEALTH BUSINESS S.A.S

4.VITAL CANNABIS S.A.S

5.CANNABICOLOMBIA GROUP S.A.S

Business	Location	AREA M2	Area Acres	Type of Crop	Variety
REMEDIUM S.A.S	Marinilla	88,350	21.83	Greenhouse	THC/Non THC
		30,551	7.55	Open air	Non THC

ROYAL CANNABIS DE COLOMBIA S.A.S	Marinilla	20,457	5.06	Greenhouse	THC/Non THC
		108,299	26.76	Open air	Non THC

CANNEHEALTH BUSINESS S.A.S	Marinilla	90,000	22.24	Greenhouse	THC/Non THC
			-
VITAL CANNABIS S.A.S	Marinilla	30,527	7.54	Greenhouse	THC/Non THC
			-
CANNABICOLOMBIA GROUP S.A.S	Marinilla	40,000	9.88	Greenhouse	THC/Non THC
			-
Total		408,184	100.86

The milestones for fulfilling the goals of the Company are as follows:

1)Use money/proceeds from the Reg A, and also use profit from the physical farming in Colombia, to pay for programming work on this hardware/software/IP

2)Patent the IP

3)Resell the software as a service to vendors, and give them excellent pricing

4)Reinvest in the software to provide more features as the funding permits.

5)Deploy the best features that are needed for each vertical in the cannabis industry, onto a SaaS platform, and launch it for all of our customers.

6)Make the software and hardware easy to use and simple, and make it intuitive.

7)Get more revenues through higher sales.

8)Repeat steps 3 through 7

Software Competitors:

www.groweriq.com

https://trym.io

There are numerous Cannabis farming and cultivation companies which are listed on the Nasdaq.  But there are no Nasdaq listed companies that solely focus on cannabis software and hardware offerings. We believe that we will be the pioneer of this sector that is a public company.

The software/hardware/IP offering and plan:

Software companies are based on the intellectual property and the projected revenues that they can garner from their target customer base. The customer base is listed as follows:

1)Vendors that wish to sell cannabis (dispensaries)

2)Pharmaceutical companies that want to buy cannabis/THC for further R&D and processing

3)Farming sales

4)Communications for regulatory bodies that oversee the tracking of the cannabis (seed-to-store)

5)Quality control companies that regulate or oversee farming quality, soil, worker health

6)Contact tracing and handling of the materials

7)Inventory and hardware purchase for the farms, dispensary, R&D, processing plants, laboratories

8)Ecommerce sales of processed and unrefined cannabis

The exhibit below show the estimated mobilization of our resources commensurate of fulfilling our Reg A financing goal.

The business growth plan written by the Company, may require the construction of a globally certified lab. The Company aspires to achieve accreditation and obtain the needed certification for distribution will be through PIC/S - (Pharmaceutical Inspection Co-operation Scheme). PIC/S presently comprises of 54 Participating Authorities worldwide (Europe, Africa, America, Asia, and Australasia).

Our Strategy - Business Plan

Our mission is to supply superior raw plant products, supply processed plant products, and thirdly use our products with Colombian and American partners to perform new end-consumer and pharmaceutical grade plant extracts.

The Company will use the current information data to determine the best farming decisions for the best yields: a) weather, b) current AI and computer and farming technology, and c) staff that know the soil and farming, and d) local knowledge of how to best negotiate the sales of the farm crop.

Our business goals are:

•Expand quickly to become one of the largest, if not the largest, diversified growth, certified processing, and exporting operation in Colombia.

•Create unique patentable products (or even farming processes if we come across a reproducible technique) through our research and development actions.

•Create a recognizable brand that is synonymous to good quality and good reputation.

•Create globally certified pharmaceutical grade extracts, if we are able to make connections with pharmacologists and laboratories.

Our plan of business is to have our companies supply superior products that help our partners provide the world with high-quality health-focused products. Our values are customer- centric and one that reflects in the day-to-day operations of our business

•Leverage weather, technology, people, and product to create a global company with the highest quality, globally certifiable products derived from cannabis.

•Expand quickly to become one of the largest, if not the largest, growth, processing, and exporting operation in Colombia.

•Create unique patentable products through our R & D department and exceptionally well-qualified staff.

•Optimize the value of its assets through the growth, processing, and export of cannabis to maximize the long- term value of the product and brand.

•Create globally certified pharmaceutical grade extracts in the short term.  Create globally certified consumables, textiles, and cosmetics with CBD extracts

Our Physical Assets in Colombia

Software Effective Solutions Corp., the Company, via its MedCana, Inc. acquisition, has secured five businesses with three licenses each. Business #1 intends to administrate all of the shipping and movement of product for Businesses #2, #3, #4, and #5. Business #2 intends to produce with THC, Business #3 intends to produce products without THC; Business #4 is to process cannabis, and Business #5 is to sell the products. total of 15 licenses.  The companies are located in the city of Marinilla in Colombia.

The licenses granted/issued by Colombia allow for various activities, which include general handling of cannabis, growing of the plant, and processing of the crop year, ergo why 3 licenses are required for each business.

The five businesses are named and have been registered in the country of Colombia. They are named:

1.REMEDIUM S.A.S,ROYAL

2.CANNABIS DE COLOMBIA S.A.S

3.CANNEHEALTH BUSINESS S.A.S

4.VITAL CANNABIS S.A.S

5.CANNABICOLOMBIA GROUP S.A.S

The following table is the specification of the land size, crop, and plant varietal that each business can perform:

Business	Location	AREA M2	Area Acres	Type of Crop	Variety
REMEDIUM S.A.S	Marinilla	88,350	21.83	Greenhouse	THC/Non THC
		30,551	7.55	Open air	Non THC
ROYAL CANNABIS DE COLOMBIA S.A.S	Marinilla	20,457	5.06	Greenhouse	THC/Non THC
		108,299	26.76	Open air	Non THC
CANNEHEALTH BUSINESS S.A.S	Marinilla	90,000	22.24	Greenhouse	THC/Non THC

VITAL CANNABIS S.A.S	Marinilla	30,527	7.54	Greenhouse	THC/Non THC

CANNABICOLOMBIA GROUP S.A.S	Marinilla	40,000	9.88	Greenhouse	THC/Non THC

Total		408,184	100.86

Farming Competitive Conditions

There are comparatively more producers of CBD dominant cannabis and s production of Cannabidiol, or CBD, cannabis in the United States and Canada. The forementioned Growers are highly regulated yet produce the majority of the CBC dominant cannabis available in the market today. The pricing CBD dominate cannabis in the United States is subject to market conditions, cost of labour and supply and demand.  There are over 200 publicly traded companies in the Cannabis and CBC Oil Sectors. The Company has several competitors in the growing and producing CBD dominant cannabis and the production of Cannabidiols that are publicly traded. Some of our competition closely resembling our business model are:

Top Domestic CBD Oil Suppliers

Below in Table 1 is a list of the top U.S.-based suppliers of CBD oil distributors and manufacturers. These companies are mostly located in the West, where CBD and other hemp-based products are easier to sell. Estimated annual revenues are in millions of U.S. dollars.

Table 1 - Top U.S.-based Suppliers of CBD Oil

Company	Headquarters	Estimated Annual Revenue	Year Founded
Medical Marijuana	Poway, CA	$59.8 million	2009
CV Sciences	San Diego, CA	$48.2 million	2010
Gaia Herbs	Brevard, NC	$45.7 million	1987
Charlotte’s Web	Boulder, CO	$17.7 million	2011
CBDistillery	Denver, CO	$15.0 million	2016
NuLeaf Naturals	Denver, CO	$13.9 million*	2014

*Note 1: This figure is an estimate based on Owler.com.

All other figures were taken from annual reports on suppliers’ websites or press releases.

Competitor Company Summaries/Analysis

Medical Marijuana is credited with developing the first legal supply of CBD, and also being the first publicly-traded CBD company in the United States. Founded in 2009, Medical Marijuana has eight brands of CBD products and four different subsidiary companies. Their products include CBD oils, as well as hemp foods, clothing, and body care products.

CV Sciences was founded in 2010 and focuses on two major markets: pharmaceuticals and consumers. CV Sciences sells various botanical-based CBD products for consumers and can be founded in health food stores. Their current pharmaceutical pursuits include the development of a cannabidiol-based medicine pending FDA approval. CV Sciences acquired CanX in 2015 and is working on developing a nicotine and CBD gum to fight tobacco addiction.

Gaia Herbs has an extensive product line of natural remedies and supplements; included in this list is their hemp extract oils, sold in different sizes. Founded in 1987, Gaia Herbs has made a commitment to creating sustainable and clean products. They are a Certified B company, as a commitment to their environmental and social responsibilities. Gaia Herbs products are chemical fertilizer and pesticide-free and do not use GMO seeds.

Charlotte’s Web is a CBD supplier with a unique formula to other CBD products, with a high amount of cannabidiol and low THC (some products are even THC free). Charlotte’s Web is a family-owned company of seven brothers, originally founded in 2011. Their product line includes CBD oil, gummies, and capsules, as well as CBD products for dogs. Their CBD oils are also available in different flavors, such as mint chocolate, lemon, and orange blossom.

CBDistillery was founded in Denver Colorado in 2016 and makes a commitment to selling fairly-priced products. Their line includes CBD oils, capsules, isolate, and creams. Their CBD products are made from non-GMO industrial hemp with natural farming and contain no THC. Their products are also offered wholesale and are all tested by a third party.

Founded in 2014, NuLeaf Naturals offers natural, lab-tested, and organic CBD oils and extract products. Their CBD is whole-plant extract and made with organic and sustainable farming and a unique CO2 extraction system to retain the entire spectrum of cannabinoids. Their CBD oils are sold in different dosages, in wholesale options and retail locations across the United States.

Top Global (Non-U.S.-based) CBD Oil Suppliers

Below in Table 2 is a list of the top CBD oil manufacturers and distributors not based in the United States. CBD oil remains somewhat controversial in the United States due to its affiliation with other cannabidiol products, and so it is not sold all throughout the country. Other countries have different laws in regard to the manufacturing and selling of CBD oil. Estimated annual revenues are in millions of U.S. dollars.

Table 2 - Top Global Suppliers of CBD Oil

Company	Headquarters	Estimated Annual Revenue	Year Founded
Canopy Growth Corporation	Smiths Falls, Canada	$77.900 million	2013
Tilray	Nanaimo, Canada	$43.130 million	2013
Elixinol, LLC	Cheshire, United Kingdom	$37.100 million	2014
GW Pharmaceuticals	Cambridge, United Kingdom	$19.391 million	1998
Aurora Cannabis	Edmonton, Canada	$19.147 million	2016
Isodiol International	Vancouver, Canada	$19.100 million	2014

Note 1: These figures were taken from the companies’ annual reports found on their websites or third-party market research sites.

Competitor Companies that product CBD Oil - Their Summaries

Canopy Growth Corporation was founded in 2014 and became the first publicly-traded Canadian CBD company, and the first cannabis-producing company to be listed on the New York Stock Exchange in 2018. They have multiple subsidiary companies and brands, including Tweed and Spectrum Therapeutics. Their product line includes oils, concentrates, soft gel capsules, and hemp.

Tilray is the first GMP-certified medical cannabis producer of cannabis flower and extract products. Their process includes documentation, analysis, and clinical research trials. They distribute CBD products to health care professionals such as physicians, hospitals, governments, and researchers for five different continents. Their products are sold in extract and dried flower forms.

Elixinol LLC is a wholesale CBD supplier founded in 2014, with products including oil capsules, tinctures, liposomes, topicals, and hemp seeds. They also offer custom CB oil blends and formulas, including special ingredients and flavors, such as vanilla and coconut. Their products are available in dispensaries, retail stores, supplement stores, and through healthcare professionals.

GW Pharmaceuticals is a biopharmaceutical company based in the United Kingdom, known for its cannabis-based treatments. They have developed the first prescription CBD medication, Sativex, which is used to treat multiple sclerosis symptoms. Founded in 1998, GW Pharmaceuticals had the first natural CBD derivative to gain market approval in any country. Their product Epidiolex was approved by the U.S. FDA for Lennox-Gastaut seizures and Dravet Syndrome which are two drug-resistant epilepsy syndromes.

Aurora Cannabis is a Canada-based CBD manufacturer founded in 2016. Their product line includes CBD oil, soft gels, and milled blends. Their CBD products are sold on a prescription, medical basis for Canadian markets.

Isodol International is a manufacturer of natural, non-GMO, THC-free cannabinoid products. Their products are third-party tested, and free of heavy metals and pesticides. Their products include mainstream CBD products such as capsules, oral sprays, topicals, and oils, but also include unconventional forms such as coffee, candy, and beverage enhancers. Isodiol is based in Vancouver Canada and sells its products in bulk material, private label, and wholesale options.

References/Citations/Bibliography of research:

•https://www.healthline.com/nutrition/cbd-oil-benefits#section6

•https://www.medicalmarijuanainc.com/company/

•https://www.businesswire.com/news/home/20190814005540/en/cbdMD-Reports-Q3-Net-Sales-Increase-

•https://investors.charlottesweb.com/press-releases/press-release-details/2018/Charlottes-Web-Holdings-Inc-Reports-Third-Quarter-2018-Financial-Results/default.aspx

•https://www.owler.com/company/nuleafnaturals

•https://www.globenewswire.com/news-release/2018/07/31/1544262/0/en/Isodiol-International-Inc-Reports-Fiscal-Year-2018-Audited-Financial-Results.html

•https://www.prnewswire.com/news-releases/medical-marijuana-inc-reports-fourth-quarter-and-year-end-financial-and-operational-results-net-revenue-increase-125-year-over-year-300834324.html

•https://www.newcannabisventures.com/aurora-cannabis-generates-19-1-million-revenue-in-fiscal-q4/

•https://www.canopygrowth.com

•https://www.globenewswire.com/news-release/2019/02/27/1743655/0/en/Elixinol-Global-Limited-FY2018-Results-Strong-Revenue-Growth-of-121-Supported-by-Robust-Balance-Sheet-to-Drive-Future-Growth.html

•https://www.elixinolglobal.com

•https://www.forbes.com/sites/debraborchardt/2016/12/12/the-cannabis-market-that-could-grow-700-by-2020/#6366ab8c4be1

•http://ir.gwpharm.com/static-files/d9ab040a-efcc-4a2e-ade9-6ed11ff6cccc

The following table contains information on the largest CBD product suppliers in North America according to a 2020 study, ranked by annual estimated revenue. Additional details on each company’s headquarters location are also included, as well as summaries of company activities below.

Company	Headquarters	Estimated Annual Revenue
Folium Biosciences	Colorado Springs, Colorado	$200 Million
Aurora Cannabis, Inc.	Edmonton, Canada	$199.44 Million
Charlotte’s Web	Boulder, Colorado	$58.32 Million
Gaia Herbs	Brevard, North Carolina	$56.88 Million
cbdMD, Inc.	Charlotte, North Carolina	$41.88 Million
Isodiol International, Inc.	Vancouver, Canada	$28.54 Million
Medical Marijuana, Inc.	San Diego, California	$26.52 Million
CV Sciences	San Diego, California	$24.43 Million
CBDistillery	Denver, Colorado	$15 Million
Elixinol, LLC	Westminster, Colorado	$11.8 Million

Our Farming Competitive Strengths

The market for medicinal cannabis in Colombia is characterized by a structural shortage of supply, with few authorized producers of tetrahydrocannabinol, or THC, dominant cannabis. There are comparatively more producers of CBD dominant cannabis as production of Cannabidiol, or CBD, cannabis is not subject to the quota system in Colombia, which is a system established by the Colombian government to limit the production volume of cannabis plants and derivatives.

Although competition in the Colombian market is growing, the Company believes that it is competitively positioned to capitalize as an early mover and to satisfy a significant portion of the market’s demand for medicinal cannabis. Medcana, Inc. also sees a lack of Colombian extractors striving for EU GMP certification to allow for global distribution of finished isolates and distillates.

We believe that the following competitive strengths have contributed to our success thus far and differentiated us from our competitors:

•Experienced Management Team -- Our management is experienced and has a fundamental understanding of Colombia’s regulatory framework, the global cannabis market and the agricultural and scientific processes necessary to develop high quality and consistent medicinal cannabis products.

•Change in the Global Cannabis Industry -- The global cannabis industry is experiencing significant change as governments embrace regulatory reform, liberalizing the production and consumption of cannabis. It is possible that foreign corporations may enter the Colombian market as a result of Colombia’s regulatory regime, creating the prospect of Colombia becoming a hub for future industry development.

•Colombian Cultivation Advantage - The Company only grows cannabis outdoors in Colombia with favorable environmental conditions. Further, the strength of the United States dollar is projected to provide us with a cost advantage over our competitors, and Colombia has a workforce highly-skilled in agriculture at a lower cost compared to the United States.

•Healthy and Sustainable Products -- We produce cannabis and derivative products across food and beverage, cosmetics, and medicinal markets, which markets are projected to grow rapidly as consumers prioritize healthy and sustainable products that are good for themselves, their family, and their environment.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this offering circular before deciding whether to invest in shares of Company’s Common Stock. If any of the following risks occur, our business, financial condition or operating results could be harmed. In that case, you may lose part or all of your investment. In the opinion of management, the risks discussed below represent the material risks known to the company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the investment of Common Stock. You should purchase our Common Stock only if you can afford a complete loss of your investment. You should consider all the risks before buying Company’s Common Stock, which may include:

There are several risks that you should carefully consider before making an investment decision regarding this offering. These risks are discussed more fully in the section entitled “Risk Factors.” You should read and carefully consider these risks and all of the other information in this prospectus, including the financial statements and the related notes thereto included in this prospectus, before deciding whether to invest in our securities. If any of these risks actually occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. These risk factors include, but are not limited to:

•limited operating history and net losses;

•unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•changes in cannabis laws, regulations and guidelines;

•decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;

•damage to reputation as a result of negative publicity;

•exposure to product liability claims, actions and litigation;

•risks associated with product recalls;

•product viability;

•continuing research and development efforts to respond to technological and regulatory changes;

•shelf life of inventory;

•maintenance of effective quality control systems;

•changes to energy prices and supply;

•risks associated with expansion into new jurisdictions;

•regulatory compliance risks;

•opposition to the cannabinoid industry;

•risks related to our operations in Colombia; and

•potential delisting resulting in reduced liquidity of our Common Shares.

Novel Coronavirus (COVID-19)

There is an ongoing outbreak of a novel strain of coronavirus (COVID-19), which was first identified in China and has since spread rapidly throughout the world. The pandemic has resulted in quarantines, travel restrictions, and the temporary closures of stores and business facilities globally for the past few months. In March 2020, the World Health organization declared COVID-19 to be a pandemic. Given the rapidly expanding nature of COVID-19 pandemic, we believe there is a risk that our business, results of operations, and financial condition could be significantly adversely affected. We cannot accurately predict the effects COVID- 19 will have on our operations and the ability of others to meet their obligations with us, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect our operations and ability to finance our operations. The effects of COVID-19 on our business, financial condition, and results of operations, include, but are not limited to, the following:

Agricultural activity has been declared as an essential activity in Colombia. We are operating under a protocol authorized by the Colombian government.

Since our farms are located primarily rural Antioquia Valley, near Medellin, all employees receive a new mask and a new set of surgical gloves daily. Hand sanitizer is provided and hand washing protocols are in place. The employees are also provided a transparent face protection mask, which is replaced every 30 days. All employees have their temperature taken three times daily and must report to the Health and Safety office if they are experiencing any symptoms, including diarrhea, cough, runny nose, or headache. If an employee report any of these symptoms, the employee is sent home to isolate for 14 days, if the symptoms persist for 72 hours, the employee is required to go to a hospital.

Risks Related to our Business and Industry

We are an early-stage company with limited operating history and may never become profitable.

The Company owns MedCana Inc., an early-stage company focused on cultivating, processing and supplying natural, medicinal-grade cannabis oil and high-quality cannabis derived medical and wellbeing products to large channel distributors, newly-formed in September 21. 2021, and have limited operating history. Medcana, Inc. has only started to test growth and harvest of   commercial cannabis crops and has not yet produced oil extracts, and we will require time to maximize production and refine operating procedures. Further, until our Research Technology and Processing Center has been constructed and becomes operational, we will not have sufficient infrastructure as a processor nor have the ability to extract CBD oil in any material amounts. We are currently in discussions with distributors with whom we intend to engage although no definitive agreements have been signed until the import requirements are met with local jurisdictions. We have limited financial resources and minimal operating cash flow. In addition, we do not currently have significant revenues and for the year ended December 31, 2021, had a net loss of $(2,267,933) (This comprises of General and administrative - $51,571, Compensation expense - related party - $60,000, Acquisition expense - $2,025,000, and Consulting - $126,000).

Additionally, there can be no assurance that additional funding will be available to us for the development of our business, which will require the commitment of substantial resources. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. Potential investors should consider that we may be unable to:

•successfully implement or execute our business plan, or that our business plan is sound;

•adjust to changing conditions or keep pace with increased demand;

•attract and retain an experienced management team; or

•raise sufficient funds in the capital markets to effectuate our business plan, including product development, licensing and approvals.

The recent Coronavirus (“COVID-19”) outbreak or similar pandemics could adversely affect our operations.

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease and other unforeseen events, including the recent outbreak a of respiratory illness caused by COVID-19 and the related economic repercussions. We cannot accurately predict the effects COVID-19 will have on our operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

Agricultural activity has been declared as an essential activity in Colombia. Cosechemos is operating under a protocol authorized by the Colombian government. At the farm in Santander, all employees receive a new mask and a new set of surgical gloves daily. Hand sanitizer is provided and hand washing protocols are in place. The employees are also provided a transparent face protection mask, which is replaced every 30 days. All employees have their temperature taken three times daily and must report to the Health and Safety office if they are experiencing any symptoms, including diarrhea, cough, runny nose, or headache. If an employee reports any of these symptoms, the employee is sent home to isolate for 14 days and, if the symptoms persist for 72 hours, the employee is required to go to a hospital.

The farms are located in rural areas, and to date, there have been less than a dozen positive cases of COVID-19 reported.

Recent and future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial condition.

We have recently acquired the business, MedCana, Inc., and we may in the future seek to acquire or invest in, businesses, products, or technologies that we believe could complement our operations or expand our breadth, enhance our capabilities, or otherwise offer growth opportunities. Our diversity of product offerings may not be successful. While our growth strategy includes broadening our service and product offerings, implementing an aggressive marketing plan and employing product diversification, there can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of our planned growth and diversified product offerings, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. Additionally, the integration of our acquisitions and pursuit of potential future acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In addition, we have limited experience in acquiring other businesses. Specifically, we may not successfully evaluate or utilize the acquired products, assets or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized, or we may be exposed to unknown risks or liabilities of our acquisitions.

We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any one target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could harm our results of operations. In addition, if an acquired business fails to meet our expectations, our business, results of operations, and financial condition may suffer. In some cases, minority shareholders may exist in certain of our non-wholly-owned acquisitions (for businesses we do not purchase as an 100% owned subsidiary) and may retain minority shareholder rights which could make a future change of control or corporate approvals for actions more difficult to achieve and/or more costly.

We also make strategic investments in early-stage companies developing products or technologies that we believe could complement our business or expand our breadth, enhance our technical capabilities, or otherwise offer growth opportunities. These investments may be in early-stage private companies for restricted stock. Such investments are generally illiquid and may never generate value. Further, the companies in which we invest may not succeed, and our investments would lose their value.

Certain conditions or events could disrupt the Company’s supply chains, disrupt operations, and increase operating expenses.

Conditions or events including, but not limited to, the following could disrupt the Company’s supply chains and in particular its ability to deliver its products, interrupt operations at its facilities, increase operating expenses, resulting in loss of sales, delayed performance of contractual obligations or require additional expenditures to be incurred: (i) extraordinary weather conditions or natural disasters such as hurricanes, tornadoes, floods, fires, extreme heat, earthquakes, etc.; (ii) a local, regional, national or international outbreak of a contagious disease, including the COVID-19 coronavirus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, or any other similar illness could result in a general or acute decline in economic activity; (iii) political instability, social and labour unrest, war or terrorism; or (iv) interruptions in the availability of basic commercial and social services and infrastructure including power and water shortages, and shipping and freight forwarding services including via air, sea, rail and road.

Cannabis laws, regulations, and guidelines are dynamic and subject to changes.

Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. It is also possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Management expects that the legislative and regulatory environment in the cannabis industry in Colombia and internationally will continue to be dynamic and will require innovative solutions to try to comply with this changing legal landscape in this nascent industry for the foreseeable future. Compliance with any such legislation may have a material adverse effect on our business, financial condition, and results of operations.

Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.

Demand for cannabis and derivative products could be adversely affected and significantly influenced by scientific research or findings, regulatory proceedings, litigation, media attention or other research findings.

The legal cannabis industry in Colombia is at an early stage of its development. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of medicinal cannabis are mixed and evolving and can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medicinal cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favourable to the medicinal cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favourable than, or that question, earlier research reports, findings or publicity, could have a material adverse effect on the demand for medicinal cannabis and on our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding cannabis in general or associating the consumption of medicinal cannabis with illness or other negative effects or events, could have such a material adverse effect. Public opinion and support for medicinal cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. Our ability to gain and increase market acceptance of our business may require substantial expenditures on investor relations, strategic relationships and marketing initiatives. There can be no assurance that such initiatives will be successful and their failure to materialize into significant demand may have an adverse effect on our financial condition.

Damage to the Company’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether such publicity is accurate or not.

The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding the Company and its activities, whether true or not. Although the Company believes that it operates in a manner that is respectful to all stakeholders and that it takes pride in protecting its image and reputation, it does not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased ability to enter into new customer, distributor or supplier relationships, retain existing customers, distributors or suppliers, reduced investor confidence and access to capital, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our projects, thereby having a material adverse effect on our financial performance, financial condition, cash flows and growth prospects.

We are subject to the inherent risk of exposure to product liability claims, actions and litigation.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused bodily harm or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. Product liability claims or regulatory actions against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

We are subject to the inherent risks involved with product recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant management attention. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if our products are subject to recall, our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of applicable licenses, and potential legal fees and other expenses.

The Company’s products could have unknown side effects.

If the products the Company sells are not perceived to have the effects intended by the end user, its business may suffer and the business may be subject to products liability or other legal actions. Many of the Company’s products contain innovative ingredients or combinations of ingredients. There is little long-term data available with respect to efficacy, unknown side effects and/or interaction with individual human biochemistry, or interaction with other drugs. Moreover, there is little long-term data available with respect to efficacy, unknown side effects and/or its interaction with individual animal biochemistry. As a result, the Company’s products could have certain side effects if not taken as directed or if taken by an end user that has certain known or unknown medical conditions.

The Company may be unable to anticipate changes in its potential client requirements that could make the Company’s existing products and services obsolete. The Company’s success will depend, in part, on its ability to continue to enhance its product and service offerings so as to address the increasing sophistication and varied needs of the market and respond to technological and regulatory changes and emerging industry standards and practices on a timely and cost-effective basis.

Research regarding the medical benefits, viability, safety, efficacy, use and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages.

There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Company believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, investors should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated herein or reach negative conclusions related to medical cannabis, which could have a material adverse effect on the demand for the Company’s products, which could result in a material adverse effect on our business, financial condition and results of operations or prospects.

The Company’s inventory has a shelf life and may reach its expiration and not be sold.

The Company holds finished goods in inventory and its inventory has a shelf life. Finished goods in the Company’s inventory may include cannabis flower, cannabis oil products and cosmeceutical. The Company’s inventory may reach its expiration and not be sold. Although management regularly reviews the quantity and remaining shelf life of inventory on hand, and estimates manufacturing and sales lead times in order to manage its inventory, write-downs of inventory may still be required. Any such write-down of inventory could have a material adverse effect on the Company’s business, financial condition, and results of operations.

The seasonal trends in our business create variability in our financial and operating results.

Our financial and operating results are subject to seasonal and quarterly variations in our net revenue and operating income and, as a result, our quarterly results may fluctuate and could be below expectations.

Our business has realized a disproportionate amount of our net revenue and earnings for prior fiscal years in the third and fourth quarter as a result of the holiday season, and we expect this seasonal impact on our operations to continue in the future. If we experience lower than expected net revenue during any third or fourth quarter, it may have disproportionately large effects on our operating results and financial condition for that year. Any factors that harm our third or fourth quarter operating results, including disruptions in our brands or our supply chains or unfavourable economic conditions, could have a disproportionate effect on our results of operations and our financial condition for our entire fiscal year.

The Company may not be able to maintain effective quality control systems.

The Company may not be able to maintain an effective quality control system. The Company ascribes its early successes, in part, on its commitment to product quality and its effective quality control system. The effectiveness of the Company’s quality control system and its ability to obtain or maintain GMP certification with respect to its manufacturing, processing, and testing facilities depend on a number of factors, including the design of its quality control procedures, training programs, and its ability to ensure that its employees adhere to the Company’s policies and procedures. The Company also depends on service providers such as toll manufacturers and contract laboratories to manufacture, process or test its products, that are subject to GMP certification requirements.

We expect that regulatory agencies will periodically inspect our and our service providers’ facilities to evaluate compliance with applicable GMP requirements. Failure to comply with these requirements may subject us or our service providers to possible regulatory enforcement actions. Any failure or deterioration of the Company’s or its service providers’ quality control systems, including loss of GMP certification, may have a material adverse effect on the Company’s business, results of operations and financial condition.

Energy prices and supply may be subject to change or curtailment due to new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions.

The Company requires diesel and electric energy and other resources for its cultivation and harvest activities and for transportation of cannabis. The Company relies upon third parties for its supply of energy resources used in its operations. The prices for and availability of energy resources may be subject to change or curtailment, respectively, due to, among other things, new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions. Although the Company attempts to mitigate the effects of fuel shortages, electricity outages and cost increases, the Company’s operations will continue to depend on external suppliers of fuel and electricity. If energy supply is cut for an extended period and the Company is unable to find replacement sources at comparable prices, or at all, the Company’s business, financial condition, and results of operations could be materially and adversely affected.

The cannabinoid industry faces strong opposition and may face similar opposition in other jurisdictions in which we operate.

Many political and social organizations oppose hemp and cannabis and their legalization, and many people, even those who support legalization, oppose the sale of hemp and cannabis in their geographies. Our business will need support from local governments, industry participants, consumers and residents to be successful. Additionally, there are large, well-funded businesses that may have a strong opposition to the cannabis industry. For example, the pharmaceutical and alcohol industries have traditionally opposed cannabis legalization. Any efforts by these or other industries opposed to cannabis would make in halting or impeding the cannabis industry could have detrimental effects on our business.

We are subject to the risks inherent in an agricultural business.

Our business involves the growing of cannabis, which is an agricultural product. The occurrence of severe adverse weather conditions, especially droughts, fires, storms or floods is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of cannabis. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. The effects of severe adverse weather conditions may reduce our yields or require us to increase our level of investment to maintain yields. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect cannabis crops. Future droughts could reduce the yield and quality of our cannabis production, which could materially and adversely affect our business, financial condition and results of operations.

The occurrence and effects of plant disease, insects and pests can be unpredictable and devastating to agricultural production, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Even when only a portion of the production is damaged, our results of operations could be adversely affected because all or a substantial portion of the production costs may have been incurred. Although some plant diseases are treatable, the cost of treatment can be high and such events could adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plant disease and the production is threatened, we may be unable to adequately supply our customers, which could adversely affect our business, financial condition and results of operations. There can be no assurance that natural elements will not have a material adverse effect on production.

Our operations could be materially and adversely affected if the supply of cannabis seeds is ceased or delayed, and we do not find replacement suppliers and obtain all necessary authorizations.

If for any reason the supply of cannabis seeds is ceased or delayed, we would have to seek alternate suppliers and obtain all necessary authorization for the new seeds. If replacement seeds cannot be obtained at comparable prices, or at all, or if the necessary authorizations are not obtained, our business, financial condition and results of operations would be materially and adversely affected.

Many of our competitors have greater resources that may enable them to compete more effectively than us in the cannabis industry.

The industry in which we operate is subject to intense and increasing competition. Some of our competitors have a longer operating history and greater capital resources and facilities, which may enable them to compete more effectively in this market. We expect to face additional competition from existing licensees and new market entrants who are granted licenses in Colombia, who are not yet active in the industry. If a significant number of new licenses are granted in the near term, we may experience increased competition for market share and may experience downward pricing pressure on our products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative effect on our business and financial condition.

The Company could face competitive risks from the development and distribution of synthetic cannabis.

The pharmaceutical industry and others may attempt to enter the cannabis industry and, in particular, the medical cannabis industry through the development and distribution of synthetic products that emulate the effects of and treatment provided by naturally occurring cannabis. If synthetic cannabis products are widely adopted, the widespread popularity of such synthetic cannabis products could change the demand, volume and profitability of the botanical cannabinoid industry. This could adversely affect our ability to secure long-term profitability and success through the sustainable and profitable operation of our business.

The legalization of adult-use, recreational cannabis may reduce sales of medical cannabis.

Legalization of the sale to adults of recreational, non-medical cannabis in any country may increase competition in the medical cannabis market. We may not be able to achieve our business plan in a highly competitive market where recreational, adult-use cannabis is legal, or the market may experience a drop in the price of cannabis and cannabis products over time, decreasing our profit margins.

The Company is reliant on third party transportation services and importation services to deliver its products to customers.

The Company relies on third party transportation services and importation services to deliver its products to its customers. The Company is exposed to the inherent risks associated with relying on third party transportation service-providers, including logistical problems, delays, loss or theft of product and increased shipping and insurance costs. Any delay in transporting the product, breach of security or loss of product, could have a material adverse effect on the Company’s business, financial performance and results of operations. Further, any breach of security and loss of product during transport could affect the Company’s status as a licensed producer in Colombia.

The Company is dependent on suppliers to supply equipment, parts and components for the operation of its business.

The Company’s ability to compete and grow will be dependent upon having access, at a reasonable cost and in a timely manner, to equipment, parts and components. No assurances can be given that the Company will be successful in maintaining the required supply of equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by capital expenditure programs may be significantly greater than anticipated or available, in which circumstance there could be a materially adverse effect on the Company’s financial results.

We may not be able to establish and maintain bank accounts in certain countries.

There is a risk that banking institutions in countries where we operate will not open accounts for us or will not accept payments or deposits from proceeds related to the cannabis industry. Such risks could increase our costs or prevent us from expanding into certain jurisdictions.

The Company may be subject to cyber-security and privacy risks that could disrupt its operations and expose the Company to financial losses, contractual losses, liability, reputational damage, and additional expense.

The Company may be subject to risks related to our information technology systems, including cyber-attacks, malware, ransomware, and phishing attacks that could target our intellectual property, trade secrets, financial information, personal information of our employees, customers and patients, including sensitive personal health information. The occurrence of such an attack could disrupt our operations and expose the Company to financial losses, contractual damages, liability under labour and privacy laws, reputational damage and additional expenses. We have implemented security measures to protect our data and information technology systems; however, such measures may not be effective in preventing cyber-attacks. We may be required to allocate additional resources to implement additional preventative measures including significant investments in information technology systems. A serious cyber-security breach could have a material adverse effect on our business, financial condition, and results of operations.

The Company may collect and store certain personal information about customers and is responsible for protecting such information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. In addition, theft of data is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such privacy breach or theft could have a material adverse effect on the Company’s business, financial condition, and results of operations. If the Company were found to be in violation of privacy or security rules or other laws protecting the confidentiality of information, the Company could be subject to sanctions and civil or criminal penalties, which could increase its liabilities, harm its reputation, and have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may incur significant costs to defend its intellectual property and other proprietary rights.

The ownership and protection of trademarks, patents, trade secrets and intellectual property rights are significant aspects of the Company’s future success. Unauthorized parties may attempt to replicate or otherwise obtain and use the Company’s products and technology. Policing the unauthorized use of the Company’s current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming, and unpredictable, as may be enforcing these rights against unauthorized use by others.

In addition, other parties may claim that the Company’s products infringe on their proprietary and perhaps patent protected rights. Such claims, regardless of their merit, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions, temporary restraining orders and/or require the payment of damages. As well, the Company may need to obtain licenses from third parties who allege that the Company has infringed on their lawful rights. Such licenses may not be available on terms acceptable to the Company or at all. In addition, the Company may not be able to obtain or utilize on terms that are favorable to it, or at all, licenses or other rights with respect to intellectual property that it does not own.

The Offering - Regulation A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A.” We are relying upon “Tier 1” of Regulation A, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A, we will be required to publicly file annual, semi-annual, and current event reports with the Securities and Exchange Commission after the qualification of the offering statement of which this Offering Circular forms a part.

The Offering

Issuer:	Software Effective Solutions Corp.

Securities offered by us	A maximum of 125,000,000 shares of Common Stock at an offering price of $0.04 USD per Unit, each Unit being comprised of:

Common Stock outstanding before the Offering	374,997,308 Common Shares (based on number of Common Shares outstanding as of July 27, 2022).

Common Shares to be Outstanding after the Offering:	499,997,308

Price per Unit:	Four Cents ($0.04) USD.

Maximum Offering:	125,000,000 Shares of Common Stock.

Use of Proceeds:

If we sell all of the Shares being offered (after our estimated commissions, if any, but excluding our estimated Offering expenses and commissions) will be approximately $4,950,000 USD net. We will use these net proceeds for our operations, expenses associated with the marketing and advertising of the Offering, working capital, project build out of the resort and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

Unregistered Sales of Equity Securities

During the year ended December 31, 2021, the Company issued 45,000,000 common shares for the acquisition of all of the MedCana Inc. equity securities, pursuant to the Agreement, under Section 4(a)(2) of the Securities Act of 1933, as amended.

There were no repurchases of shares of the Company’s common stock during the year ended December 31, 2021.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $5,000,000 for the Company in this offering, including the exercise of the Warrants, minus the $50,000 in administrative fees. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($5,000,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, the Company would need $1,250,000 including capital raised in this offering. We anticipate incurring up to $50,000 in offering expenses, including platform fees (other than sales commissions), SEC reporting and compliance, and to maintain our general and administrative functions over the next twelve months. If we don’t raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design, and operating and equipment may not be incurred or undertaken. While the Company hopes to secure sufficient funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease our activities altogether

The following table sets forth the use of the proceeds from this offering for the sale of the 125,000,000 Shares of Common Stock:

	At 25%	At 50%	At 75%	At 100%
Technology
Development and support	$62,500	125,000	187,500	250,000
Product Development & Inventory management	87,500	175,000	262,500	350,000
Marketing	125,000	250,000	375,000	500,000
Legal / Operations / Hosting	75,000	150,000	225,000	300,000
Resource and equipment	150,000	300,000	450,000	600,000
Hiring qualified staff and programmers	150,000	300,000	450,000	600,000
Total technology funding	650,000	1,300,000	1,950,000	2,600,000

Farming
Building a suitable facility for farming and cultivation, which includes security	250,000	500,000	750,000	1,000,000
Reinvesting in the farm land for future yields	125,000	250,000	375,000	500,000
Transportation of key individuals and for farm	100,000	200,000	300,000	400,000
Logistics tracking of the product, which will in turn become data for the Technology software	75,000	150,000	225,000	300,000
Colombian License maintenance and renewal	50,000	100,000	150,000	200,000
Total farming funding	600,000	1,200,000	1,800,000	2,400,000
Total funding altogether	1,250,000	2,500,000	3,750,000	5,000,000

DETERMINATION OF OFFERING PRICE

The Company determined the offering price based on the current trading price of the Company’s common stock on OTC Pink. The valuation of MedCana, Inc. is $0.045, and so the offering price of $0.04 is deemed reasonable. The highest stock price for the past nine months was $0.078, and the low was $0.0009, thus we have used the root mean squared method of averages.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

On June 30, 2022 there were an aggregate of 374,997,308 shares of Company Common Stock issued and outstanding.

Our net tangible book value as of June 30, 2022, was ($1,143,788) or ($0.003) per outstanding share of our Common Stock, based on 374,997,308 outstanding shares of Common Stock at June 30, 2022. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

If the maximum 125,000,000 shares of Common Stock in this Offering at the public offering price of $0.04 per share, after deducting approximately $50,000 in maximum offering expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $3,806,212 ($0.008 per share) at June 30, 2022. This amount represents an immediate increase in pro forma net tangible book value of $0.011 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately ($0.032) per share to new investors purchasing shares of Common Stock in this Offering at a price of $0.04 per share.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated maximum offering expenses $50,000):

Gross Funding Level	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Offering Price per share	$0.04	$0.04	$0.04	$0.04
Less offering expenses	$50,000	$50,000	$50,000	$50,000
Pro forma net tangible book value per Common Stock share before the Offering	$(0.003)	$(0.003)	$(0.003)	$(0.003)
Increase per common share attributable to investors in this Offering	$0.011	$0.008	$0.006	$0.003
Pro forma net tangible book value per Common Stock share after the Offering	$0.008	$0.005	$0.003	$0.001
Dilution to investors	$0.032	$0.035	$0.037	$0.04
Dilution as a percentage of Offering Price	81%	86.4%	92.5%	99.7%

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses and commissions of $50,000), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid based on an average price of $0.04 per share paid by investors in this Offering.

		Shares Purchased		Total Consideration
	Price Per Share	Number	Percentage	Gross Amount	Percentage
Assuming 100% of Shares Sold:
Existing stockholders	$0.00	374,997,308	75%	$0.00	-
New Investors	$0.04	125,000,000	25%	$5,000,000	100%
Total		499,997,308	100%	$5,000,000	100%

Assuming 75% of Shares Sold:
Existing Stockholders	$0.00	374,997,308	80%	$0.00	-
New Investors	$0.04	93,750,000	20%	$3,750,000	100%
Total		468,747,308	100%	$3,750,000	100%

Assuming 50% of Shares Sold:
Existing Stockholders	$0.00	374,997,308	85.7%	$0.00	-
New Investors	$0.04	62,500,000	14.3%	$2,500,000	100%
Total		437,497,308	100%	$2,500,000	100%

Assuming 25% of Shares Sold:
Existing Stockholders	$0.00	374,997,308	92.3%	$0.00	-
New Investors	$0.04	31,250,000	7.7%	$1,250,000	100%
Total		406,247,308	100%	$1,250,000	100%

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with financial statements of SFWJ for the years ended December 31, 2021 and 2020, and the notes thereto.

The Company is an early-stage venture. Software Effective Solutions Corp. (the “Company”) was incorporated under the laws of the State of Louisiana in June 1997. The Company changed its name to Software Effective Solutions Corp. in November 2006.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited financial statements should be read in conjunction with the financial statements and footnotes for the year ended December 31, 2021. The results of the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full year ending December 31, 2022.

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying unaudited financial statements, the Company has no revenue or an established source of revenue. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to SFWJ or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in SFWJ’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. SFWJ disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. The virus has since spread to over 150 countries and including Canada and United States. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. In both Canada and United Sates most states/provinces and cities have reacted by instituting lockdown orders, restrictions on travel, “stay at home” rules and restrictions on the types of businesses that may continue to operate, as well as guidance in response to the pandemic and the need to contain it.

As a result of the lockdown orders enacted in the United States, Canada and China the Company expects a disruption to its manufacturing with significant reduction to sales presented in these condensed interim financial statements. As of the date of this financial statement, lockdown orders have been relaxed in parts of the United States, Canada and China, but due to low consumer confidence and disruption to manufacturing the Company expects sales to remain low.

The extent to which the pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Results of Operations

SOFTWARE EFFECTIVE SOLUTIONS CORP.

Financial Statements

SOFTWARE EFFECTIVE SOLUTIONS CORP.

BALANCE SHEETS

(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	$307,333	$-
Total current assets	307,333	-

Total Assets	$307,333	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accrued interest	$5,362	$-
Accrued compensation	45,000	-
Accrued compensation - related party	45,000	-
Loans payable - related parties	1,880	-
Convertible notes payable	430,000	-
Loan payable	23,024	-
Total Current Liabilities	550,266	-

Total Liabilities	550,266	-

Commitments and contingencies	-	-

Stockholders’ Deficit:
Series B preferred stock, par value $0.001; 250,000,000 shares authorized, no shares issued and outstanding	-	-
Series A preferred stock, par value $0.001; 250,000,000 shares designated, no shares issued and outstanding	-	-
Common stock, par value $0.001; 1,500,000,000 shares authorized 374,997,308 and 329,997,308 shares issued and outstanding, respectively	47,040	2,040
Additional paid in capital	1,980,000	-
Accumulated deficit	(2,269,973)	(2,040)
Total Stockholders’ Deficit	(242,933)	-
Total Liabilities and Stockholders’ Deficit	$307,333	$-

The accompanying notes are an integral part of these unaudited financial statements.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Years Ended December 31,
	2021	2020
Operating Expenses:
General and administrative	$51,571	$-
Compensation expense - related party	60,000	-
Acquisition expense	2,025,000
Consulting	126,000	-
Total operating expenses	2,262,571	-

Loss from operations	(2,262,571)	-

Other expense:
Interest expense	(5,362)	-
Total other expense	(5,362)	-

Net loss	$(2,267,933)	$-

Net loss per share, basic and diluted	$(0.00)	$-
Weighted average shares outstanding, basic and diluted	339,613,746	329,997,308

The accompanying notes are an integral part of these unaudited financial statements.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2019	-	$-	329,997,308	$2,040	$-	$(2,040)	$-
Net loss
Balance at December 31, 2020	-	-	329,997,308	2,040	-	(2,040)	-
Shares issued for acquisition	-	-	45,000,000	45,000	1,980,000	-	2,025,000
Net loss	-	-	-	-	-	(2,267,933)	(2,267,933)
Balance at December 31, 2021	-	$-	374,997,308	$47,040	$1,980,000	$(2,269,973)	$(242,933)

The accompanying notes are an integral part of these unaudited financial statements.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,267,933)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for acquisition	2,025,000	-
Changes in Operating Assets and Liabilities:
Accrued interest	5,362	-
Accrued compensation	45,000	-
Accrued compensation - related party	45,000	-
Net Cash Used in Operating Activities	(147,571)	-

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans - related party	1,880	-
Proceeds from convertible notes payable	430,000	-
Proceeds from loans payable	23,024	-
Net Cash Provided by Financing Activities	454,904	-

Net change in cash	307,333	-

Cash, beginning of year	-	-
Cash, end of year	$307,333	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Software Effective Solutions Corp. (the “Company”) was incorporated under the laws of the State of Louisiana in June 1997. The Company changed its name to Software Effective Solutions Corp. in November 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount (“FDIC”). As of December 31, 2021, the Company had $57,333 of cash above the FDIC’s $250,000 coverage limit.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.  There were no cash equivalents for the years ended December 31, 2021 or 2020.

Fair Value Measurements

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2020.

Stock-based Compensation

We account for equity-based transactions with employees and non-employees under the provisions of FASB ASC Topic 718, “Compensation - Stock Compensation” (Topic 718), which establishes that equity-based payments to employees and non-employees are recorded at the grant date the fair value of the equity instruments the entity is obligated to issue when the employees and non-employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. Topic 718 also states that observable market prices of identical or similar equity or liability instruments in active markets are the best evidence of fair value and, if available, should be used as the basis for the measurement for equity and liability instruments awarded in these share-based payment transactions. However, if observable market prices of identical or similar equity or liability instruments are not available, the fair value shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in FASB ASC Topic 718.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to tax net operating loss carryforwards. The deferred tax assets and liabilities represent the future tax return consequences of these differences, which will either be taxable or deductible when assets and liabilities are recovered or settled, as well as operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when in the judgment of management, it is more likely than not that such deferred tax assets will not become available. Because the judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond the Company’s control, it is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred taxes could change in the near term.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2021, and 2020, no liability for unrecognized tax benefits was required to be reported.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. There are no potentially dilutive common shares for the years ended December 31, 2021 and 2020.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the unaudited financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its unaudited financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying unaudited financial statements, the Company has no revenue or an established source of revenue. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The unaudited financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - CONVERTIBLE NOTES PAYABLE

During the 4th quarter 2021, the Company issued Convertible Notes to 15 individuals for $430,000. The notes are payable in 180 days and carry an interest rate of 8% per annum. The notes are convertible into shares of common stock at $0.03 per share. As of December 31, 2021, there is $5,362 of accrued interest on these notes.

NOTE 5 - LOAN PAYABLE

During the year ended December 31, 2021, Kim Halvorson, a consultant for the Company, advanced the Company $23,024 to pay for general operating expenses. The loan is unsecured, nom-interest bearing and due on demand. In addition, as of December 31, 2021, the Company has accrued compensation due to Ms. Halvorson of $45,000.

NOTE 6 - COMMON STOCK

On October 14, 2021, the Company issued 45,000,000 shares to the shareholders of Medcana Inc to acquire all the outstanding shares of Medcana, Inc. The shares were valued at $0.045, the closing price on the date of the agreement, for total non-cash expense of $2,025,000.

NOTE 7 - PREFERRED STOCK

Series A Preferred Stock

The Company has designated 250,000,000 shares of preferred stock as Series A Preferred Stock. The Series A preferred stock have voting rights of 500 votes for each share held and have conversion rights of 500 shares of common stock for every one share of preferred.

Series B Preferred Stock

The Company has designated 250,000,000 shares of preferred stock as Series B Preferred Stock. The Series B preferred stock have voting rights of 500 votes for each share held. The Series B preferred stock have no other rights.

NOTE 8 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2021, Xu A Tang, director and former CEO loaned the company $1,880. In addition, as of December 31, 2021, the Company has accrued compensation due to Ms. Tang of $45,000.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company is using the U.S. federal income tax rate of 21%.

The provision for Federal income tax consists of the following December 31:

	2021	2020
Federal income tax benefit attributable to:
Current Operations	$(475,000)	$-
Less: valuation allowance	475,000	-
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	2021	2020
Deferred tax asset attributable to:
Net operating loss carryover	$(477,000)	$(2,080)
Less: valuation allowance	477,000	2,080
Net deferred tax asset	$-	$-

At December 31, 2021, the Company had net operating loss carry forwards of approximately $477,000 that may be offset against future taxable income. NOLs from tax years up to 2017 can be carried forward twenty years. Under the CARES Act, the Company can carry forward NOLs indefinitely for NOLs generated in a tax year beginning after 2017, that remain after they are carried back to tax years in the five-year carry back period. No tax benefit has been reported in the December 31, 2021 unaudited financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2016.

NOTE 9 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the unaudited financial statements were issued and has determined that the following subsequent events require disclosure in these unaudited financial statements.

On January 2, 2022, the Company issued 2,000,000 shares of Series A Preferred Stock Maximum Ventures, LLC, a Company controlled by Xu A Tang, Director.

Effective January 4, 2022, Maximum Ventures, LLC, a Company controlled by A X Tang, Director, sold their 2,000,000 shares of Series A Preferred Stock to Gabriel Diaz (510,000 shares), Julie Hale (510,000 shares), and Tamian S.A.S. (980,000 shares). The sale of the Series A Preferred Stock resulted in a change of control of the Company.

In March 2022, the Company received $20,000 each, from three individuals. The notes bear interest at 8% per annum and mature in 180 days, unless extended by the holder. Each note is convertible into shares of common stock at $0.03 per share.

In June 2022, the Company issued a note payable for $20,000 to from Ridge Point Capital LLC.  The note bears interest at 8% per annum and matures in 180 days, unless extended by the holder. The note is convertible into shares of common stock at $0.03 per share.

Subsequent to December 31, 2021, the Company has secured the acquisition of five businesses it purchased from Taiman S.A.S. The businesses are located in the country of Colombia. Each of these five businesses owns three Colombian (federally issued) jurisdictional licenses that permit cultivation and food/pharmaceutical processing of cannabis. The businesses are being purchased for a purchase price of $500,000 and 250,000 shares of common stock

On August 15, 2022 The Company entered into a Asset Purchase Agreement with TOKAN Corporation in exchange for 63,000,000 (sixty three million) shares of stock in the Company.  TOKAN Corporation holds IP assets for Software that tracks Cannabis tracking, logistics, CRM and international payment processing.

Plan of Operations

Software Effective Solutions Corp. acquired all of the equity of MedCana, Inc. pursuant to the Agreement.  MedCana, Inc. owns 5 businesses and 15 federally issued licenses to grow and cultivate cannabis in Colombia.  The businesses are situation in The Antioquia Valley.

The Antioquia Valley, near Medellin, is the optimal location for cannabis growth, as it sits 5,000 feet above sea level, with perfect spring-like weather year-round. Since Antioquia has the region’s best possible climate and soil, it allows four complete growth cycles.

Milestones

The business objectives that the Corporation expects to accomplish are described below, followed by a description of the significant events that must occur for the business objectives, the time periods during which each of the events is expected to occur and the costs related to each event.

•Leverage weather, technology, people, and product to create a global company with the highest quality,

•Make Globally certifiable products derived from cannabis.

•Expand quickly to become one of the largest, if not the largest, growth, processing, and exporting operation in Colombia.

•Create unique patentable products through our R & D department and exceptionally well-qualified staff.

•Optimize the value of its assets through the growth, processing, and export of cannabis to maximize the long- term value of the product and brand. Create globally certified pharmaceutical grade extracts in the short term.

•Create globally certified consumables, textiles, and cosmetics with CBD extracts.

OUR BUSINESS

Software Effective Solutions Corp. acquired all of the equity of MedCana, Inc., on October 25, 2021, pursuant to the Agreement.

The Company has performed a share exchange on October 15, 2021, and registered with the Louisiana state, identified as SHAREX # 44662623.

MedCana, Inc. (Nevada) owns assets in Nevada, and also in the country of Columbia.

MedCana, Inc.’s assets include 5 businesses, located in the country of Colombia. Each of these 5 businesses hold (own) 3 Colombian (federally issued) territorial-based licenses that permit cultivation and food/pharmaceutical processing of cannabis. The total number of licenses is 15 (fifteen) altogether.

The licenses are legal permits that have monetary value. The value is based on two criteria: 1) the actual cost of owning the license (and also based on the purchase price of the licenses itself), and 2) the license grants the usage of land specified within the contract license, which is worth of the future farm yields (crop yields) that have a market value at the time of harvesting and reselling the crop.

The current value of the 15 licenses is $2,025,000 USD; and this number is derived from the current market retail price of selling an existing similar license in Colombia, with similar projected outcomes of similar crop yields. It was valued at $0.045 per shares issued for this transaction.

MedCana, Inc., an American company, and its assets comprise of the mentioned (above) 5 Colombian business, and their 15 Colombian issued cannabis farming licenses.

Software Effective Solutions Corp., the publicly traded company, acquired MedCana, Inc., and therefore owns the assets of MedCana, Inc..

Software Effective Solutions acquired MedCana, Inc., because it has decided to enter the Cannabis farming/cultivation business, and found the opportunity, where MedCana, Inc. agreed to be acquired for Software Effective Solutions Corp.’s debt.

Software Effective Solutions Corp. has administratively merged MedCana, Inc. by filing a share exchange agreement, in accordance with the provisions of Article 10.03 of the Act and the provisions of the La. Rev. Stat. 12:1360(B)(2).

The five businesses are located in the country of Colombia, and are in federal good-standing, and each business’ 3 licenses are active and in good standing.

The business structure permits the president of Software Effective Solutions Corp., a natural born Colombian citizen, to own the 5 Colombian businesses and their 15 licenses.

Software Effective Solutions Corp. has agreed to use its best efforts to grow the 5 businesses and seek financing for expansion. MedCana, Inc. owns 5 businesses and 15 federally issued licenses to grow and cultivate cannabis in Colombia.  The businesses are situation in The Antioquia Valley.

Our Company owns MedCana, Inc., and along with it, 5 businesses that have a total of 15 special farming licenses in Colombia, and allows it to have business in growing pharmaceutical-grade cannabis (CBD) oils. The Company has growing locations in the Antioquia Valley, near Medellin; it is the optimal location for cannabis growth, as it sits 6900 feet above sea level, with perfect spring-like weather year-round. Since Antioquia has the region’s best possible climate and soil, it allows four complete growth cycles.  Our acquisition, MedCana, Inc., direct each of the 5 Colombian businesses to manufacture pharmaceutical-grade cannabidiol (CBD) oil with and without T.H.C.

Our Company’ Growing location located in the Antioquia Valley, near Medellin, is the optimal location for cannabis growth, as it sits 6,900 feet above sea level, with perfect spring-like weather year-round. Since Antioquia has the region’s best possible climate and soil, it allows four complete growth cycles.  MedCana Inc., will manufacture pharmaceutical-grade cannabis (CBD) oil with and without T.H.C. It also plans to attain certification for distribution, called PIC/S. PIC/S is an acronym for - (Pharmaceutical Inspection Co-operation Scheme). PIC/S presently comprises 54 Participating Authorities worldwide (Europe, Africa, America, Asia, and Australasia).

Description of the Business

MedCana, Inc. announces the acquisition of five companies with three licenses each to produce, process, and export cannabis with and without T.H.C. The purchased companies have a combined total area of 105 Acres (42.84 Hectares). MedCana, Inc. has also secured the option to expand operations to an additional 177 Acres (72 Hectares) as needed. The primary area of operation is outside of Marinilla, a small town approximately one hour away from Medellin in the department of Antioquia, Colombia.

Our Strategy - Business Plan

Our plan of business is to supply superior products, make partnerships, and with the partnerships, make and distribute (sell) high-quality health-focused products. The Company will leverage weather, technology, people, and product to create a global company with the highest quality, globally certifiable products derived from cannabis. Our business goals are:

•Expand quickly to become one of the largest, if not the largest, growth, processing, and exporting operation in Colombia.

•Create unique patentable products through our R & D department and exceptionally well-qualified staff.

•Optimize the value of its assets through the growth, processing, and export of cannabis to maximize the long- term value of the product and brand.

•Create globally certified pharmaceutical grade extracts in the short term.

Our Growing Facilities and Licenses:

Company	Location	AREA M2	Area Acres	Type of Crop	Variety
REMEDIUM S.A.S	Marinilla	88,350	21.83	Greenhouse	THC/Non THC
		30,551	7.55	Open air	Non THC
ROYAL CANNABIS DE COLOMBIA S.A.S	Marinilla	20,457	5.06	Greenhouse	THC/Non THC
		108,299	26.76	Open air	Non THC
CANNEHEALTH BUSINESS S.A.S	Marinilla	90,000	22.24	Greenhouse	THC/Non THC
			-
VITAL CANNABIS S.A.S	Marinilla	30,527	7.54	Greenhouse	THC/Non THC
			-
CANNABICOLOMBIA GROUP S.A.S	Marinilla	40,000	9.88	Greenhouse	THC/Non THC
			-
Total		408,184	100.86

Our Products

The Company acquired all of the equity of MedCana, Inc. on October 25, 2021, pursuant to the Agreement. MedCana, Inc. aims to build one of the most advanced cannabis growing and processing laboratories globally via the company called Royal Cannabis SAS.

Our goal is to produce pharmaceutical-grade cannabis extracts worldwide while maintaining high ecological standards and community investment.  MedCana, Inc.’s initial focus is on developing companies in Colombia and partnerships with laboratories, research facilities, and hospitals throughout the world.

Environmental Protection

We are committed to high environmental standards and carries out our activities and operations in compliance with all relevant and applicable environmental regulations and best industry practices. Costs of environmental regulatory compliance are not expected to be significant.

Employees, Specialized Skill and Knowledge

As of the date of this Form 1- A, our operations are managed by our directors and officers. Our directors and officers possess a wide range of professional skills that are relevant to pursuing and executing our business strategy. These skills include strong technical skills, expertise in planning and financial controls, ability to execute on business development opportunities, capital markets expertise and entrepreneurial experiences which will allow us to effectively identify, evaluate and execute on value-added initiatives.

Transfer Agent

The Company’s transfer agent is Signature Stock Transfer, Inc., 14673 Midway Road - Suite 220, Addison, TX 75001. Their telephone number is 972-612-4120

DESCRIPTION OF PROPERTY

The Antioquia Valley, near Medellin, is the optimal location for cannabis growth, as it sits 5,000 feet above sea level, with perfect spring-like weather year-round. Since Antioquia has the region’s best possible climate and soil, it allows four complete growth cycles.

Company	Location	AREA M2	Area Acres	Type of Crop	Variety
REMEDIUM S.A.S	Marinilla	88,350	21.83	Greenhouse	THC/Non THC
		30,551	7.55	Open air	Non THC
ROYAL CANNABIS DE COLOMBIA S.A.S	Marinilla	20,457	5.06	Greenhouse	THC/Non THC
		108,299	26.76	Open air	Non THC
CANNEHEALTH BUSINESS S.A.S	Marinilla	90,000	22.24	Greenhouse	THC/Non THC
			-
VITAL CANNABIS S.A.S	Marinilla	30,527	7.54	Greenhouse	THC/Non THC
			-
CANNABICOLOMBIA GROUP S.A.S	Marinilla	40,000	9.88	Greenhouse	THC/Non THC
			-
Total		408,184	100.86

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Our Directors and Executive Officers, ages and position held with us is as follows:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees(*)
Jose Gabriel Diaz	CEO/COO	50	1 year Oct 15/2021

Management Team

Jose Gabriel Diaz, Chief Executive Officer and Chief Operating Officer

Mr. Diaz, a passionate serial entrepreneur has built, expanded, and successfully sold multiple telecom companies. He completed studies in Finance and International Business at the University of Texas of Austin, Gabriel’s career moved fast. At the age of 29, he became Sr. V.P. of Sales at I.P. Communications at a national high-speed data provider. Three years later he founded Reallinx, a national data carrier later sold to GTT Communications. After that he created several more successful companies in the telecommunications industry. Nearlinx is currently an international provider of software development and engineering services for the telecommunications industry. Mr. Diaz currently has a large ownership stake and participates actively companies involved in a food distribution, medical tourism, and classic auto restoration. Mr. Diaz is a local business leader with a reputation for creating customer-centric businesses. He continues to make his mark on the business world by guiding and inspiring many other entrepreneurs. He served as an advisor for a technology incubator and is currently serving as President of the A.E.M. Business and Entrepreneurship Association in Austin, Texas.

Management Team Colombia (Working under the Company named Royal Cannabis S.A.S.)

Dr. Claudio Jiménez Cartagena, QF Ph.D., Chief Scientific Officer

Dr. Claudio Jiménez joins MedCana, Inc.. Dr Jiménez has worked at Sosteli Pharma as Technical Director and serving as a Director Consultant for the Corporation for Agricultural Industrial Development at the University of Antioquia. Before that, Dr. Jiménez worked as the Scientific Director at the Institute of Food Science & Technology (INTAL).

Dr. Claudio Jiménez focuses on the development of analysis using chromatographic methods, advanced organic chemistry, and biochemistry have resulted in vital scientific projects such as:

•The validation and standardization of fast, accurate, reliable, and sensitive analytical tests to determine the presence of mercury and methylmercury in shrimp and fish.

•Design an artificial wetland with the subsurface flow to treat soil polluted with hydrocarbons in a gasoline station in the Municipality of Caldas-Antioquia.

•Removal of household cleaners and personal hygiene components from the Medellín river waters at the Municipality of Caldas. The study will use an artificial pilot wetland.

•Residuality of pesticides in Hass Avocados of southeast Antioquia, as a model of phytosanitary export control.

•Phytosanitary evaluation of Orellana (Pleurotus Ostreatus), grown in substrates made from agro- industrial residues.

Dr. Jiménez obtained a Doctoral degree in Environmental Engineering from the University of Antioquia and received a Summa cum Laude distinction for the best 2011 doctoral Thesis “Determination of pesticide residues in fruits, fruit pulps, and water.” Before that, he obtained a Master’s degree in Basic Biomedical Sciences (2001) and presented his dissertation “Determination of oxidative stress in cystic fibrosis patients.” He graduated with a bachelor’s degree in Pharmaceutical Chemistry (1996) - Dissertation “A system for supplying essential hospital consumables for the Social Security Institute.

Julián Alberto Londoño Londoño, Ph.D., Senior VP of Operations

Dr. Julián Alberto Londoño served as the General Manager for the Corporation for Agricultural Industrial Development and as Chief Scientific Officer at Sosteli Pharma in the Resource Management Department. He has more than 12 years of experience as Resource Management Director (financial, physical, and human), leading research projects with different sources of funding (13 projects of Research, Development, and Innovation with a budget close to 12,000 million Colombian Pesos.) Director of the Food Engineering Research. He recently served as a Senior Advisor to the Secretariat of Agriculture Development for the Government of Antioquia. He has also developed patents for “New method for detecting antimalarial drugs” (U.S. Patent Office N° 61/159, 565. PCT/EP2010/053007) and “Tetracyclines encapsulation method” (WO2018/154538. PCT/IB2018/05122). Dr. Julián Alberto Londoño obtained a Doctoral degree in Chemical Sciences from the University of Antioquia, Colombia, and was awarded a “cum Laudem” distinction for this thesis: Obtaining antioxidants from citrus industry waste: “An approach to the development of liposomal hesperidin.” Before that, he obtained a Pharmaceutical Chemist degree in (2005) from the University of Antioquia.

Jairo Humberto Patiño Gomez, Senior Advisor

Dr. Jairo Patiño’s focus on Science and Technology, Project Management, and Administration are due to his vast experience in research and development, innovation, commercial management, and technology transfer. Dr. Patiño is responsible for creating various organizations, including Technology Management and Technology Development and Research Centers. He currently serves as an Advisor to the International Technological Center of Innovation and Competitiveness (INNCOM) in Monterrey, Mexico. He’s an Advisor in Advisor in the construction and planningof the following National Technological Development Centers (T.D.C.s) in Colombia and an advisor in the Center for Technological Development of Colombian fish farming in Huila, Colombia.

Dr. Jairo Patiño is the former Executive Director for the National Council of Colombia Agriculture Department (CONSA) and participated in key projects with the Agency of Rural Development and the Ministry of Agriculture and Rural Development (Colombia). During his tenure at the Center for Science and Technology and Innovation in Food in Antioquia, he participated in the formation of over 50 international agreements with several organizations (Institutes, Universities, and Private Enterprises) by providing services in technology transfer, technological support, and shared projects. He also served as the National Representative for COLCIENCIAS (“National Food Science and Technology System”) and later as the Official Representative for Colombia at the CYTED (Spain) and IBEROEKA Forums in various countries: Peru, Venezuela, Uruguay, Argentina, Brazil, Dominican Republic, Mexico, Spain, Portugal, Guatemala, El Salvador, Honduras, Bolivia, And Cuba. Dr. Patiño obtained his Doctoral Degree in Food and Science at the University of Havana, Cuba. He has participated in various industry-related projects in Spain, Chile, Cuba, Colombia, and Mexico.

Carlos Esteban Gómez Muñoz, Legal Council/COO

With more than 15 years of experience as a Criminal Investigator, Mr. Carlos Gómez is a versatile litigator. He has the unique experience of working as an experienced advisor to companies dedicated to the production of cannabis for medical and scientific purposes. Mr. Carlos is currently the legal representative of several companies in the cannabis sector. Before serving as a legal representative and Advisor to cannabis companies, he worked as a Criminal Investigator for the Office of the Attorney General of the Nation of Colombia. He successfully led multiple cases related to Human Rights, homicides, extrajudicial executions and criminal gangs, and drug trafficking. Mr. Carlos Gómez obtained his Law Degree from the American University Corp. (C.U.A.) in Colombia. He expects to complete his master’s degree in Economic Criminal Law from the University of la Rioja, Spain, in 2022.Mr. Carlos Gómez’s areas of expertise are cannabis legislation, processing and analyzing the crime scene, interview techniques, Dactyloscopy and Dactyloscopy protocols, prosecution of crimes of displacement and forced disappearance, research techniques in youth organizations, and computer forensics and criminal intelligence.

Director and Executive Compensation

During the year ended December 31, 2021, Jose Gabriel Diaz was paid salaries of $15,000 (November and December).

Employment Agreements

We have written agreements with contractors. They are files

•Andres_Felipe_Tabares_Contractor_Agreement.docx

•Carlos_Esteban_Gómez_Contractor_Agreement.docx

•Daniel_Esteban_Arias_Contractor_Agreement.docx

•Jairo_Patiño_Contractor_Agreement.docx

•Juan_David_Cardona.docx

•Pointer_Inversiones_SAS_Contractor_Agreement.docx

•QBOS.docx

Involvement in Certain Legal Proceedings

During the past five years none of our directors, executive officers, promoters or control persons was:

1)the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and other employees for all services rendered to us in all capacities during 2021.

Summary Compensation Table

Name and Position	Year	Salary ($)	All Other Compensation	Total ($)
Jose Gabriel Diaz, CEO	2021	15,000		15,000

Employment Agreements

We have no written employment agreements with any of our executive officer or key employee.

Director Compensation

The following table sets forth director compensation as of December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jose Gabriel Diaz*	15,000	0	0	0	0	0	0

* appointed as an officer and director effective October 15th 2021, upon the acquisition of MedCana, Inc.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Controlling Persons

The Company is not aware of any agreements or understandings by a person or group of persons that could be construed as a controlling person.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following sets forth the number of shares of our $0.001 par value common stock beneficially owned by (i) each person who, as of July 27, 2022, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Director and (iii) our Officer and Director as a group. A total of 374,997,308 common shares were issued and outstanding as of July 27, 2022.

Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Ownership
Jose Gabriel Diaz 14901 FM 2769 Leander TX 78641	13,583,397	3.6%

All Officers and Directors as a Group (1 person)	13,583,397	3.6%

Anna Tang, previous officer, who has since departed from the Company, also owns 1,000 Series A Preferred Shares which has the right to vote fifty (51%) percent of the common stock.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is Two Billion (2,000,000,000) shares of capital stock, consisting of One Billion Five Hundred Million (1,500,000,000) shares of Common Stock, $0.001 par value and Five Hundred Million (500,000,000) shares of preferred stock, $0.001 par value (the “Preferred Stock”) with 1,000,000 shares of Series A Preferred Stock Authorized. There are currently 1,000 Series A Preferred Stock outstanding.

Indebtedness.

The following tables shows the balance /loss as of December 31, 2021:

Balance as at December 31, 2020	$(2,040)
Additions
Balance as at December 31, 2021	$(2,269,973)

The loss as of 2021 was due to the acquisition of MedCana, Inc., valued at 45,000,000 shares at $0.045 per share, constituting $2,025,000 in loss.

Secured Promissory Note

Common Stock

As of the date of this Offering Circular, the Company had 374,997,308 shares of Common Stock issued and outstanding.

Voting

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefore, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series. The Bylaws of the Company state that each Preferred series A shares is equal to 1,000 common share votes.

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Dividend Policy

We will not distribute cash to our Common Stock shareholders until Company generates net income. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Equity Compensation Plan Information

Company may establish a Common Stock Option Plan for the benefit of its employees in the near future. The vesting and terms of all of the options are determined by the Board of Directors and may vary by optionee; however, the term may be no longer than 10 years from the date of grant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Markets (“OTCMarkets”) under the symbol “SFWJ.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions.

	Fiscal Year Ended December 31, 2021		Fiscal Year Ended December 31, 2020
	High	Low	High	Low
First Quarter	$0.0031	$0.002	$0.0001	$0.0001
Second Quarter	$0.0189	$0.002	$0.0001	$0.0001
Third Quarter	$0.07	$0.0009	$0.0025	$0.0001
Fourth Quarter	$0.07	$0.0003	$0.0041	$0.0012

The closing sales price of the Company’s common stock as reported on July 27, 2022 was $0.022 per share.

Holders

As of July 27, 2022, there were approximately 120 record holders of our common stock and there are 374,997,308 shares of our common stock outstanding.

PLAN OF DISTRIBUTION

We are offering a maximum of 125,000,000 shares to the public at a price of $0.04 per share on a “best efforts” basis. The shares are being offered in the United States pursuant to Regulation A under the Securities Act, in certain provinces of Canada on a private placement basis pursuant to exemptions from the prospectus requirements under applicable Canadian law, and in jurisdictions outside the United States and Canada on a basis which does not require qualification or registration of such securities. There is no minimum offering amount; however, the minimum investment for each investor is $1000.00. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

We plan to market the securities in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular and other materials on an online investment platform.

Our Offering will expire on the first to occur of (a) the sale of all 125,000,000 shares of Common Stock offered hereby, and (b) one (1) year from the initial qualification date. This will be a continuous offering which commences within two calendar days after the qualification date, will be offered on a continuous basis, may continue to be offered for a period in excess of 30 days from the date of initial qualification, and will be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date.

We are offering securities in 4 States and in Canada. This includes New York, California, Florida, and Texas

Transfer Agent

Signature Stock Transfer, Inc. is our Transfer Agent for the Company’s securities.

Investors’ Tender of Funds

After the SEC has qualified the Offering Statement, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their securities on the same date). Investors may subscribe by tendering funds via ACH, wire or check.

In order to invest you will be required to subscribe to the Offering at $0.04 per share and agree to the terms of the Offering and the subscription agreement.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

In the event that it takes some time for the Company to raise funds in this Offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a subscription agreement; and

2.Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Dalmore will review all subscription agreements completed by the investor.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, Dalmore will have up to three days to ensure all the documentation is complete. Dalmore will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the offering is oversubscribed in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, there is no maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the company will send a confirmation of such acceptance to the subscriber.

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by McMurdo Law Group, LLC, New York, NY.

EXPERTS

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular include the material provisions of any contract or other document that is filed as an exhibit to the Offering Statement, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Austin, Texas on September 16, 2022.

Software Effective Solutions, Corp.

By:	/s/ Jose Gabriel Diaz
Name: Jose Gabriel Diaz
Title: Chief Executive Officer, Principal Executive Officer, and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Jose Gabriel Diaz
Name:	Jose Gabriel Diaz
Title:	Chief Executive Officer, Principal Executive Officer, and Director

September 16, 2022

PART III - EXHIBITS

Exhibit No.	Description

EX1A-2A	Articles of Incorporation and Amendments (filed as an Exhibit to the Form 1-A, filed on August 11, 2022, and incorporated herein by reference)

EX1A-2B	Bylaws (filed as an Exhibit to the Form 1-A, filed on August 11, 2022, and incorporated herein by reference)

EX1A-3A	Articles of Conversion (filed as an Exhibit to the Form 1-A, filed on August 11, 2022, and incorporated herein by reference)

EX1A-3B	Certificate and Articles of Exchange (filed as an Exhibit to the Form 1-A, filed on August 11, 2022, and incorporated herein by reference)

EX1A-3C

Agreement and Plan of Exchange, dated October 25, 2021, by and between Software Effective Solutions, Corp. and MedCana, Inc. (filed as an Exhibit to the Form 1-A, filed on August 11, 2022, and incorporated herein by reference)

EX1A-3D	Bill of Sale, Assignment and Assumption Agreement (filed as an Exhibit to the Form 1-A, filed on August 11, 2022, and incorporated herein by reference)

EX1A-4A	Form of Subscription Agreement (filed as an Exhibit to the Form 1-A, filed on August 11, 2022, and incorporated herein by reference)

EX1A-6A	Share Purchase Agreement of Taiman S.A.S., and supplement

EX1A-12A	Opinion of McMurdo Law Group, LLC